                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-108503



PROSPECTUS SUPPLEMENT
(To Prospectus dated February 20, 2004)


                           $528,822,000 (APPROXIMATE)
                            LEHMAN ABS CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

                        [AURORA LOAN SERVICES INC. LOGO]


                            AURORA LOAN SERVICES INC.
                                 MASTER SERVICER
                                ----------------
----------------------------
     CONSIDER CAREFULLY THE      The trust will issue certificates including
RISK FACTORS BEGINNING ON        the following classes offered hereby:
PAGE S-9 OF THIS
PROSPECTUS SUPPLEMENT.           o  Five classes of senior certificates

     For a list of               o  Four classes of subordinate certificates
capitalized terms used in
this prospectus supplement       The classes of certificates offered by this
and the prospectus, see the      prospectus supplement are listed, together
index of prospectus              with their initial class principal amounts
supplement and the index         (or class notional amounts) and interest
of defined terms on page         rates, under "Summary of Terms--The Offered
81 in the prospectus.            Certificates" beginning on page S-2 of this
                                 prospectus supplement. This prospectus
     The certificates will       supplement and the accompanying prospectus
represent interests in           relate only to the offering of the
the trust fund only and          certificates listed in the table on page S-2
will not represent               and not to the other classes of certificates
interests in or                  that will be issued by the trust fund as
obligations of any other         described in this prospectus supplement.
entity.
                                 The assets of the trust fund will primarily
     This prospectus             consist of two pools of conventional, first
supplement may be used to        lien, fixed rate, fully amortizing,
offer and sell the               residential mortgage loans.
certificates only if
accompanied by the
prospectus.
---------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Lehman ABS Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Lehman ABS Corporation from the sale of these certificates will be approximately 100.125% of their initial total class principal amount before deducting expenses.

         On or about March 30, 2004, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

                                 Underwriter:

                                 LEHMAN BROTHERS


         The date of this prospectus supplement is March 25, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                               ----------------

         After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in those certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer or a servicer.

                               ----------------
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               ----------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                              TABLES OF CONTENTS


                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                          ------
Summary of Terms .......................................................   S-1
Risk Factors ...........................................................   S-9
Description of the Certificates ........................................   S-17
   General .............................................................   S-17
   Book-Entry Registration .............................................   S-19
   Distributions of Interest ...........................................   S-23
   Determination of LIBOR ..............................................   S-31
   Distributions of Principal ..........................................   S-31
   Credit Enhancement ..................................................   S-39
   Final Scheduled Distribution Date ...................................   S-43
   Auction Call or Optional Purchase of
      Mortgage Loans ...................................................   S-44
   The Trustee .........................................................   S-45
Description of the Mortgage Pools ......................................   S-46
   General .............................................................   S-46
   Statistical Characteristics of the Pool 1
      Mortgage Loans ...................................................   S-47
   Statistical Characteristics of the Pool 2
      Mortgage Loans ...................................................   S-52
Additional Information .................................................   S-58
Underwriting Guidelines ................................................   S-58
   Lehman Bank Underwriting
      Guidelines .......................................................   S-58
   General Underwriting Guidelines .....................................   S-59
The Master Servicer ....................................................   S-61
The Servicers ..........................................................   S-62
   General .............................................................   S-62
Servicing of the Mortgage Loans ........................................   S-62
   General .............................................................   S-62
   Servicing Compensation and Payment
      of Expenses ......................................................   S-63
   Prepayment Interest Shortfalls ......................................   S-63
   Advances ............................................................   S-63
   Collection of Taxes, Assessments and
      Similar Items ....................................................   S-64
   Insurance Coverage ..................................................   S-64
   Evidence as to Compliance ...........................................   S-64


                                                                        PAGE
                                                                        ------
   Master Servicer Default; Servicer
      Default ........................................................   S-64
The Trust Agreement ..................................................   S-65
   General ...........................................................   S-65
   Assignment of Mortgage Loans ......................................   S-65
   Representations and Warranties ....................................   S-65
   Event of Default; Rights Upon Event
      of Default .....................................................   S-67
   Voting Rights .....................................................   S-67
Yield, Prepayment and Weighted
   Average Life ......................................................   S-68
   General ...........................................................   S-68
   Overcollateralization .............................................   S-70
   Sensitivity of the Interest-Only
      Certificates ...................................................   S-70
   Subordination of the Offered
      Subordinate Certificates .......................................   S-71
   Weighted Average Life .............................................   S-72
Material Federal Income Tax
   Considerations ....................................................   S-77
   General ...........................................................   S-77
   Tax Treatment of the Offered
      Certificates ...................................................   S-77
Legal Investment Considerations ......................................   S-79
ERISA Considerations .................................................   S-79
Use of Proceeds ......................................................   S-80
Underwriting .........................................................   S-80
Legal Matters ........................................................   S-80
Ratings ..............................................................   S-80
Index of Principal Terms .............................................   S-82
ANNEX A: Global Clearance,
   Settlement and Tax Documentation
   Procedures ........................................................   S-A-1

                               TABLES OF CONTENTS

                                   PROSPECTUS

                                                                           PAGE
                                                                        --------
Risk Factors ...........................................................     1
Description of the Securities ..........................................     5
   General .............................................................     5
   Valuation of the Primary Assets .....................................     6
   Payments of Interest ................................................     6
   Payments of Principal ...............................................     6
   Final Scheduled Distribution Date ...................................     7
   Special Redemption ..................................................     7
   Optional Redemption Purchase or
      Termination ......................................................     7
   Weighted Average Life of the Securities..............................     8
The Trust Funds ........................................................     9
   General .............................................................     9
   The Loans ...........................................................    10
   Private Securities ..................................................    12
   Collection and Distribution Accounts ................................    14
Enhancement ............................................................    16
   Subordinate Securities ..............................................    16
   Insurance ...........................................................    16
   Reserve Funds .......................................................    17
   Minimum Principal Payment Agreement..................................    17
   Deposit Agreement ...................................................    17
   Derivative Products .................................................    18
   Other Insurance, Surety Bonds,
      Guaranties, Letters of Credit and
      Similar Instruments or Agreements ................................    18
Servicing of Loans .....................................................    19
   General .............................................................    19
   Collection Procedures; Escrow
      Accounts .........................................................    19
   Deposits to and Withdrawals from the
      Collection Account ...............................................    19
   Advances and Limitations Thereon ....................................    21
   Maintenance of Insurance Policies and
      Other Servicing Procedures .......................................    21
   Realization upon Defaulted Loans ....................................    22
   Enforcement of Due-On-Sale Clauses ..................................    23
   Servicing Compensation and Payment of
      Expenses .........................................................    23
   Evidence as to Compliance ...........................................    24
   Certain Matters Regarding the Servicer...............................    24
The Agreements .........................................................    26
   Assignment fo Primary Assets ........................................    26
   Pre-Funding Account .................................................    28


                                                                          PAGE
                                                                        -------
   Reports to Holders .................................................    29
   Events of Default; Rights upon Event of
      Default .........................................................    30
   The Trustee ........................................................    32
   Duties of the Trustee ..............................................    32
   Resignation of Trustee .............................................    32
   Amendment of Agreement .............................................    33
   Voting Rights ......................................................    33
   List of Holders ....................................................    33
   REMIC Administrator ................................................    34
   Termination ........................................................    34
Custody Receipts; Custody Agreements ..................................    35
   Notices; Voting ....................................................    35
   Defaults ...........................................................    36
   The Custodian ......................................................    36
   Duties of the Custodian ............................................    36
   Resignation of Custodian ...........................................    36
   Amendment of Custody Agreement .....................................    36
   Voting Rights ......................................................    37
   Termination of Custody Agreement ...................................    37
Legal Aspects of Loans ................................................    38
   Mortgages ..........................................................    38
   Foreclosure on Mortgages ...........................................    38
   Environmental Risks ................................................    39
   Rights of Redemption ...............................................    41
   Junior Mortgages; Rights of Senior
      Mortgages .......................................................    41
   Anti-Deficiency Legislation and Other
      Limitations on Lenders ..........................................    42
Due-On-Sale Clauses in Mortgage Loans .................................    43
   Enforceability of Prepayment and Late
      Payment Fees ....................................................    43
   Equitable Limitation on Remedies ...................................    44
   Applicability of Usury Laws ........................................    44
   The Home Improvement Contracts .....................................    44
   Installment Contracts ..............................................    46
   Servicemembers Civil Relief Act ....................................    46
   Consumer Protection Laws ...........................................    47
The Depositor .........................................................    48
   General ............................................................    48
Use of Proceeds .......................................................    48
   Federal Income Tax Considerations ..................................    49
   Types of Securities ................................................    49

                                                                          PAGE
                                                                         -----
   Taxation of Securities Treated as Debt
      Instruments ......................................................   53
   REMIC Residual Certificates .........................................   58
   FASIT Ownership Certificates ........................................   65
   Grantor Trust Certificates ..........................................   66
   Partner Certificates ................................................   68
   Special Tax Attributes ..............................................   70
   Backup Withholding ..................................................   72
State Tax Considerations ...............................................   72
ERISA Considerations ...................................................   73
   General .............................................................   73
   The Underwriter Exemption ...........................................   73


                                                                         PAGE
                                                                         -----
   Additional Considerations For Securities
      Which Are Notes ..................................................   77
   Additional Fiduciary Considerations .................................   78
Legal Investment .......................................................   78
Ratings ................................................................   79
Plan of Distribution ...................................................   79
Legal Matters ..........................................................   79
Available Information ..................................................   79
Incorporation of Certain Documents by
   Reference ...........................................................   79
Index Of Defined Terms .................................................   81

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.


o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.


o SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED HEREIN.


o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN A POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF MARCH 1, 2004 IN THE TRUST FUND OR IN A POOL, AS THE CONTEXT REQUIRES, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY OTHERWISE.

PARTIES

     TRUSTEE

         LaSalle Bank National Association.

     SELLER

         Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

     DEPOSITOR

       Lehman ABS Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the trust.

     ORIGINATORS

         Approximately 94.41% of the mortgage loans were originated by Aurora Loan Services Inc. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions.

         See "Description of the Mortgage Pools" in this prospectus supplement.

     PRIMARY SERVICERS

         The mortgage loans initially will be serviced by a variety of primary servicers identified under "The Servicers" in this prospectus supplement, which includes Aurora Loan Services Inc.

     MASTER SERVICER

         Aurora Loan Services Inc., an affiliate of the seller, the depositor and Lehman Brothers Inc., will oversee the servicing of the primary servicers.

     CAP PROVIDER

         The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc. to protect the Class 1-A1B Certificates against certain interest rate risks.

                           THE OFFERED CERTIFICATES


CLASSES OF CERTIFICATES

         Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2004-1 consist of the classes of certificates listed in the table below, together with the Class P, Class X, Class E and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.


                         CLASS
                       PRINCIPAL           INTEREST          CUSIP
CLASS                  AMOUNT(1)        RATE(2)(3)(4)       NUMBER
---------------   ------------------   ---------------   ------------
1-A1A .........     $ 20,000,000           1.78%         525170 BQ 8
1-A1B .........     $ 53,514,000       Adjustable(5)     525170 BR 6
1-A2 ..........     $146,779,000           4.23%         525170 BS 4
2-A1 ..........     $ 96,750,000           2.83%         525170 BT 2
2-A2 ..........     $195,345,000           3.83%         525170 BU 9
M1 ............     $ 10,008,000           4.77%         525170 BV 7
M1-IO .........           (6)              0.08%         525170 BX 3
M2 ............     $  6,426,000           4.95%         525170 BW 5
M2-IO .........           (6)              0.05%         525170 BY 1

----------
(1) These balances are approximate, as described in this prospectus supplement.

(2) If the optional purchase of the mortgage loans is not exercised on the pool 1 initial auction call date as described in this prospectus supplement, beginning with the following distribution date, the interest rates for the Class 1-A1A and Class 1-A2 Certificates and for each of the M1(1) Component and the M2(1) Component relating to the Class M1 and Class M2 Certificates, respectively, will increase by 0.50%, and the margin for the Class 1-A1B Certificates will increase to 0.20%.

(3) If the optional purchase of the mortgage loans is not exercised on the pool 2 initial auction call date as described in this prospectus supplement, beginning with the following distribution date, the interest rates for the Class 2-A1 and Class 2-A2 Certificates and for each of the M1(2) Component and the M2(2) Component relating to the Class M1 and Class M2 Certificates, respectively, will increase by 0.50%.

(4) Subject to the applicable Net Funds Cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest."

(5) Interest will accrue on the Class 1-A1B Certificates based on an interest rate equal to the lesser of (i) one-month LIBOR plus a specified margin and (ii) the applicable Net Funds Cap, as described in this prospectus supplement under "Description of the Certificates -- Distribution of Interest."

(6) The Class M1-IO and the Class M2-IO Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on a notional amount, as described in this prospectus supplement.

         The certificates offered by this prospectus supplement will be issued in book-entry form.

         See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered certificates.

         The certificates represent ownership interests in a trust fund that consists primarily of two separate pools of mortgage loans: "pool 1" and "pool 2." The mortgage loans are conventional, first lien, fixed rate, fully amortizing, residential mortgage loans all of which have original terms to maturity of 30 years.

         Distributions of principal and interest on the Class 1-A1A, Class 1-A1B and Class 1-A2 Certificates will be based on collections from the mortgage loans in pool 1. Distributions of principal and interest on the Class 2-A1 and Class 2-A2 Certificates will be based on collections from the mortgage loans in pool
2. Distributions of principal and interest on the offered subordinate certificates will be based on collections from both mortgage pools as described below under "-- Payment Components."

         We refer to the Class M1, Class M1-IO, Class M2 and Class M2-IO Certificates in this prospectus supplement as "offered subordinate" certificates, and we refer to the Class 1-A1A, Class 1-A1B, Class 1-A2, Class 2-A1 and Class 2-A2 Certificates as "senior" certificates or collectively as the "Class A" certificates. We also refer to the Class M1-IO and Class M2-IO as "interest-only" certificates. The rights of holders of the offered subordinate certificates in each mortgage pool to payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments" below.

         The Class X Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.

         The Class P Certificate will be entitled to all the cashflow arising from prepayment penalties paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans with respect to which the seller owns the servicing rights. Accordingly, these amounts will not be available for payments to holders of other classes of certificates.

         The Class E Certificates will be entitled to amounts representing a portion of excess interest generated by employee mortgage loans when a borrower ceases to be an employee of the underwriter or its affiliates.

         The Class X, Class P and Class E Certificates are not offered by this prospectus supplement.

         The offered certificates will have an approximate total initial principal amount of $528,822,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENT COMPONENTS

         Solely for purposes of determining distributions of interest on or principal of the Class M1 and Class M2 Certificates or distributions of interest on the Class M1-IO and Class M2-IO Certificates, each of these classes of certificates will consist of two payment components. The components related to pool 1 will be designated with a "(1)" and the components related to pool 2 will be designated with a "(2)." Each component of the certificates will have a specified principal or notional amount as described herein.

         The outstanding principal or notional amount of these certificates at any time will equal the sum of the principal or notional amounts of its respective constituent components. Similarly, the total amount of interest accrued on these certificates in any payment period will equal the sum of the amount of interest accrued on the principal or notional amount of its components in the corresponding period.

         The holder of an offered subordinate certificate will not have a severable interest in any of its respective components, but will have an undivided interest in the entire class. A holder of an offered subordinate certificate may not transfer the components of its offered subordinate certificate separately.

         See "Description of the Certificates -- General" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

         Principal and interest on the certificates will be distributed on the 25th day of each month, beginning in April 2004. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

INTEREST DISTRIBUTIONS

         Interest will accrue on each class of offered certificates and related components at the applicable annual rates (subject to a net funds cap, if applicable) described in this prospectus supplement.

         See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

         The amount of principal distributable to the offered certificates and related components (other than the interest-only certificates and components) will be determined by (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans in the related pool among the different related certificate classes and components, (2) funds actually received on the mortgage loans that are available to make principal distributions on the related certificates and components and (3) the application of excess interest from each mortgage pool to pay principal on the related certificates and components. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

         The manner of allocating payments of principal on the certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in April 2007 or an initial auction call date or on or after those dates, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

         The Class M1-IO and Class M2-IO Certificates are interest-only certificates and will not be entitled to distributions of principal.

         See "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

LIMITED RECOURSE

         The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise, amounts on deposit in reserve funds and payments received under the interest rate cap agreement described below. No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

         The payment structure of this securitization includes excess interest, subordination, loss allocation and overcollateralization, to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, the Class 1-A1B Certificates will benefit from an interest rate cap agreement. The senior certificates related to each pool will be less likely to experience losses than the related components of the Class M1 and Class M2 Certificates, and each component of the Class M1 Certificates will be less likely to experience losses than a component of the Class M2 Certificates.

         See "Risk Factors -- Potential Inadequacy of Credit Enhancement," and "Description of the Certificates -- Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and loss allocation features.

SUBORDINATION OF PAYMENTS

         The senior certificates will have a payment priority as a group over the subordinate certificates. To the extent described in this prospectus supplement, the Class M1 Certificates together with the Class M1-IO Certificates will have a payment priority over the Class M2 and the Class M2-IO Certificates. Each class of offered certificates will have a payment priority over the Class X and Class R Certificates (which are not offered hereby).

         See "Description of the Certificates -- Distributions of Principal" and "Description of the Certificates -- Credit Enhancement -- Subordination" in this prospectus supplement.

ALLOCATION OF LOSSES

         As described in this prospectus supplement, amounts representing losses on the mortgage loans in a pool (to the extent that such losses exceed excess interest and overcollateralization, as described herein) will be applied to reduce the principal amount of the related component of the Class M1 or Class M2 Certificates still outstanding that has the lowest payment priority, until the principal amount of that component has been reduced to zero.

o For example, losses in pool 1 not absorbed by excess interest or any overcollateralization will first be allocated in reduction of the component principal amount of the M2(1) Component until the component principal amount of such component is reduced to zero, and then in reduction of the component principal amount of the M1(1) Component until the component principal amount of such component is reduced to zero.

o If a loss has been allocated to reduce the component principal amount of a component of a Class M1 or Class M2 Certificate, it is unlikely that a holder of that certificate will receive any payment in respect of that reduction. If the applicable subordination and related excess interest are insufficient to absorb losses, then holders of the Class M1 or Class M2 Certificates will incur losses and may never receive all of their principal payments.

         See "Description of the Certificates -- Credit Enhancement -- Application of Realized Losses" in this prospectus supplement.

EXCESS INTEREST

         The mortgage loans in each pool bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related offered certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans in a pool each month will be available to absorb realized losses on other mortgage loans and to create and maintain overcollateralization at required levels in that pool.

         See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Excess Interest" in this prospectus supplement.

OVERCOLLATERALIZATION

         On the Closing Date, the total principal amount of the senior certificates and the components of the Class M1 and Class M2 Certificates related to each pool is expected to approximately equal the outstanding scheduled principal balance of the mortgage loans in that pool. Commencing with the first distribution date, any interest received on the mortgage loans in a pool in excess of the amount needed to pay interest on the senior certificates and the components of the Class M1 and Class M2 Certificates related to that pool and that pool's allocable portion of fees of the trust fund will be used to reduce the total principal amount of the related senior certificates and components of the Class M1 and Class M2 Certificates until the total principal balance of the related mortgage loans exceeds the total principal amount of those certificates and components to a level set by the rating agencies. This condition is referred to herein as "overcollateralization." We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in a pool to achieve and maintain the required level of overcollateralization in that pool. In addition, following an initial auction call date, any interest received on the mortgage loans in the related pool in excess of the amount needed to pay interest on the senior certificates and the components of the offered subordinate certificates related to that pool and that pool's allocable portion of fees of the trust fund will be used to further reduce the total principal amount of the related certificates and components as described herein.

         See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

THE INTEREST RATE CAP AGREEMENT

         The trust will enter into an interest rate cap agreement for the benefit of the holders of the Class 1-A1B Certificates. Lehman Brothers Special Financing Inc. will act as cap provider with respect to the interest rate cap agreement. Under the cap agreement, the cap provider will be required to make monthly payments to the trust from April 2004 until March 2006 if one-month LIBOR moves above a specified rate. The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and diminish the amount of net funds cap shortfalls experienced by the Class 1-A1B Certificates during the 24-month period it is in effect.

         See "Description of the Certificates -- Distributions of Interest -- The Class 1-A1B Cap Agreement" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

         On the closing date, which is expected to be on or about March 30, 2004, the assets of the trust fund will consist primarily of approximately 918 conventional, first lien, fixed rate, fully amortizing, residential mortgage loans with a total principal balance as of the cut-off date, which is March 1, 2004, of approximately $528,822,944. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

         All of the mortgage loans have original terms to stated maturity of approximately 30 years. The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

         None of the mortgage loans in the trust fund will be "high-cost loans" under applicable federal, state or local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

         The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by the primary servicers.

         Lehman Brothers Holdings Inc., as the original owner of the mortgage loans to be sold to the trust fund, will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement.

         See "The Master Servicer," "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.


AUCTION CALL OR OPTIONAL PURCHASE OF THE MORTGAGE LOANS

         With respect to each pool, on the later of (a) the earlier of (x) the first distribution date on which the total principal balance of the mortgage loans in a pool, after giving effect to distributions on that date, is less than or equal to 20% of their total principal balance as of March 1, 2004 and (y) the distribution date in February 2009 or (b) the distribution date in March 2006, the trustee will begin to solicit bids for purchase of the mortgage loans and other assets in that pool. The next distribution date is referred to herein as the pool 1 initial auction call date (with respect to pool 1) and the pool 2 initial auction call date (with respect to pool 2). The mortgage loans and other assets in a pool will not be sold for less than the related minimum bid price described under "Description of the Certificates -- Auction Call or Optional Purchase of the Mortgage Loans" in this prospectus supplement. This auction solicitation will be repeated every three months until the earlier of the receipt of a minimum bid price or the purchase of the mortgage loans in that pool by the master servicer as described below.

         If the mortgage loans in a pool have not been sold as described above, then on the first distribution date after the March 2006 distribution date on which the total principal balance of the mortgage loans in both pools (determined in the aggregate rather than by pool), after giving effect to distributions on such date, is less than or equal to 10% of their total principal balance as of the March 1, 2004, the master servicer, with the prior written consent of the seller (which consent shall not be unreasonably withheld), may purchase the mortgage loans and other assets in the trust fund.

         If the mortgage loans in a pool are purchased, the related certificateholders will be paid accrued interest and principal in an amount not to exceed the applicable purchase price.

         If the mortgage loans in a pool are not purchased on the related initial auction call date as described herein, then, beginning with the next distribution date and thereafter, the interest rates of certain of the related offered certificates will be increased as described in this prospectus supplement.

         See "Description of the Certificates -- Auction Call or Optional Purchase of Mortgage Loans" in this prospectus supplement for a description of the minimum bid price or the applicable purchase price to be paid for the mortgage loans. See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on certain of the offered certificates in the event that the related auction sale or purchase option with respect to the related mortgage loans is not completed or exercised as described above.

FINANCING

         An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

TAX STATUS

         The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates and the Class X Certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs.

         Each of the Class M1-IO and Class M2-IO Certificates will be, and certain of the other offered certificates may be, issued with original issue discount for federal income tax purposes.

         See "Material Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Considerations" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

         Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

         See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

         The certificates offered by this prospectus supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

         See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

RATINGS OF THE CERTIFICATES

         The certificates offered by this prospectus supplement will initially have the following ratings from Standard and Poor's Ratings

Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.


                      STANDARD & POOR'S     MOODY'S
CLASS                        RATING          RATING
-------------------   -------------------   --------
  1-A1A ...........           AAA             Aaa
  1-A1B ...........           AAA             Aaa
  1-A2 ............           AAA             Aaa
  2-A1 ............           AAA             Aaa
  2-A2 ............           AAA             Aaa
  M1 ..............           AA+             Aa2
  M1-IO ...........           AA+             Aa2
  M2 ..............           AA              A1
  M2-IO ...........           AA              A1

o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

o The ratings do not address the payment of any net funds cap shortfalls with respect to the certificates.

         See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                 RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.


INTEREST MAY NOT BE PAID ON THE
 CERTIFICATES AT THE ANTICIPATED RATE
 DUE TO THE APPLICATION OF THE NET
 FUNDS CAP.............................      The offered certificates will
                                             accrue interest at the fixed or
                                             adjustable rates set forth above
                                             under "Summary of Terms -- The
                                             Offered Certificates -- Classes of
                                             Certificates," but these interest
                                             rates are subject to a limitation.
                                             On any distribution date, the
                                             interest rate of each class of
                                             offered certificates (or the
                                             related components) is generally
                                             limited by the excess of the
                                             weighted average net interest rate
                                             of the mortgage loans in the
                                             related pool. We refer to this
                                             limitation as the "net funds cap."

                                             All of the mortgage loans to be
                                             included in the mortgage pools will
                                             have interest rates that are fixed
                                             rates, as described in "Description
                                             of the Mortgage Pools." It is
                                             possible that a faster rate of
                                             prepayment than anticipated on
                                             mortgage loans in a pool bearing a
                                             higher rate of interest might
                                             result in the application of the
                                             applicable net funds cap on one or
                                             more related classes of
                                             certificates or components with
                                             respect to a distribution date. In
                                             addition, increases in one-month
                                             LIBOR may, in the case of the Class
                                             1-A1B Certificates, result in the
                                             application of the applicable net
                                             funds cap with respect to those
                                             certificates. If the interest rate
                                             on a class of offered certificates
                                             (or the related components) is
                                             limited for any distribution date,
                                             the resulting net funds cap
                                             shortfalls may be recovered by the
                                             holders of these certificates on
                                             future distribution dates, but only
                                             if there is enough cashflow
                                             generated from remaining excess
                                             interest on the mortgage loans in
                                             the related pool (and, in the case
                                             of the Class 1-A1B Certificates,
                                             funds from the interest rate cap
                                             agreement) to fund these
                                             shortfalls.

                                             See "Description of the
                                             Certificates -- Distributions of
                                             Interest" "-- Credit Enhancement --
                                             Excess Interest" and "-- Credit
                                             Enhancement -- Application of
                                             Monthly Excess Interest" in this
                                             prospectus supplement. For a
                                             general description of the interest
                                             rates of the mortgage loans, see
                                             "Description of the Mortgage Pools"
                                             in this prospectus supplement.



POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT...........................      The certificates are not insured by
                                             any financial guaranty insurance
                                             policy. The features of excess
                                             interest, overcollateralization,
                                             subordination, loss allocation and
                                             the interest rate cap agreement
                                             described in this prospectus
                                             supplement are intended to enhance
                                             the likelihood that holders of more
                                             senior classes will receive regular
                                             payments of interest and principal,
                                             but are limited in nature and may
                                             be insufficient to cover all losses
                                             on the mortgage loans.

                                             EXCESS INTEREST AND
                                             OVERCOLLATERALIZATION. We expect
                                             that the mortgage loans in each
                                             pool will generate more interest
                                             than is needed to pay interest
                                             accrued on the related offered
                                             certificates (or the components) as
                                             well as that pool's allocable
                                             portion of fees and expenses of the
                                             trust fund, at least during certain
                                             periods, because the weighted
                                             average of the interest rates on
                                             the mortgage loans in each pool is
                                             expected to be higher than the
                                             weighted average of the interest
                                             rates on the related certificates.
                                             Any remaining interest generated by
                                             the mortgage loans in a pool will
                                             be used to absorb losses on the
                                             mortgage loans in that pool. Excess
                                             interest generated by the related
                                             mortgage loans in each pool will
                                             also be used to achieve and
                                             maintain overcollateralization. We
                                             cannot assure you that the mortgage
                                             loans in a pool will generate
                                             enough excess interest in all
                                             periods to achieve and maintain the
                                             overcollateralization level
                                             required by the rating agencies for
                                             that pool. The following factors
                                             will affect the amount of excess
                                             interest that the mortgage loans
                                             will generate:

                                             o  Prepayments. Every time a
                                                mortgage loan having an interest
                                                rate higher than the weighted
                                                average interest rate on the
                                                related certificates (or the
                                                components) is prepaid in full
                                                or in part, total excess
                                                interest after the date of
                                                prepayment will be reduced
                                                because that mortgage loan will
                                                either no longer be outstanding
                                                and generating interest or will
                                                be generating less interest on a
                                                reduced principal balance. The
                                                effect on your certificates of
                                                this reduction will be
                                                influenced by the amount of
                                                prepaid loans and the
                                                characteristics of the prepaid
                                                loans. Prepayment of a
                                                disproportionately high number
                                                of high interest rate mortgage
                                                loans would have a greater
                                                negative effect on future excess
                                                interest.

                                             o  Defaults, Delinquencies and
                                                Liquidations. If the rates of
                                                delinquencies, defaults or
                                                losses on the mortgage loans in
                                                a pool turn out to be higher
                                                than expected, the related
                                                excess interest will be reduced
                                                by the amount necessary to
                                                compensate for any shortfalls in
                                                cash available to pay the
                                                related certificateholders.
                                                Every time a mortgage loan is
                                                liquidated or written off,
                                                excess interest is reduced
                                                because such mortgage loans will
                                                no longer be outstanding and
                                                generating interest.

                                             See "Description of the
                                             Certificates -- Credit Enhancement
                                             -- Excess Interest," "-- Credit
                                             Enhancement --
                                             Overcollateralization" and "--
                                             Credit Enhancement -- Application
                                             of Monthly Excess Cashflow" in this
                                             prospectus supplement.

                                             SUBORDINATION AND ALLOCATION OF
                                             LOSSES. If applicable subordination
                                             is insufficient to absorb losses,
                                             then certificateholders will likely
                                             incur losses and never receive all
                                             of their principal payments. As
                                             described below, amounts
                                             representing losses on the mortgage
                                             loans in a pool or pools will be
                                             applied to reduce the principal
                                             amount of the related component of
                                             the Class M1 and Class M2
                                             Certificates still outstanding that
                                             has the lowest payment priority,
                                             until the principal amount of that
                                             component has been reduced to zero.
                                             You should consider the following:

                                             o  losses in pool 1 that exceed
                                                excess interest and any
                                                overcollateralization that has
                                                been created will first be
                                                allocated in reduction of the
                                                principal amount of the M2(1)
                                                Component until it is reduced to
                                                zero and then to the M1(1)
                                                Component until its component
                                                principal amount has been
                                                reduced to zero; and

                                             o  losses in pool 2 that exceed
                                                excess interest and any
                                                overcollateralization that has
                                                been created will first be
                                                allocated in reduction of the
                                                principal amount of the M2(2)
                                                Component until it is reduced to
                                                zero and then to the M1(2)
                                                Component until its component
                                                principal amount has been
                                                reduced to zero.

                                             Reductions of the component
                                             principal amounts of the components
                                             of the Class M1 and Class M2
                                             Certificates will correspondingly
                                             reduce the component notional
                                             amounts of the related
                                             interest-only components of the
                                             Class M1-IO and Class M2-IO
                                             Certificates.

                                             Losses on the mortgage loans will
                                             not reduce the principal amount of
                                             the Class 1-A1A, Class 1-A1B, Class
                                             1-A2, Class 2-A1 or Class 2-A2
                                             Certificates.

                                             If overcollateralization is
                                             maintained at the required amount
                                             and the mortgage loans in a pool
                                             generate interest in excess of the
                                             amount needed to pay interest and
                                             principal on the related
                                             certificates and components as well
                                             as the pool's allocable portion of
                                             fees and expenses of the trust
                                             fund, then excess interest will be
                                             used to pay the M1(1), M1(2), M2(1)
                                             or M2(2) Components the amount of
                                             any reduction in the component
                                             principal amounts of their
                                             components caused by application of
                                             losses. These payments will be made
                                             in order of seniority. We cannot
                                             assure you, however, that any
                                             excess interest will be generated
                                             in a pool and, in any event, no
                                             interest will be paid to you on the
                                             amount by which your principal
                                             balance was reduced because of the
                                             application of losses.

                                             See "Description of the
                                             Certificates -- Credit Enhancement
                                             -- Subordination" and "-- Credit
                                             Enhancement -- Application of
                                             Realized Losses" in this prospectus
                                             supplement.

NO CROSS-COLLATERALIZATION BETWEEN THE
 MORTGAGE POOLS.........................     Interest and principal on the
                                             senior certificates will be payable
                                             out of amounts collected in respect
                                             of the mortgage loans in the
                                             related mortgage pool. Similarly,
                                             interest and principal on each
                                             component of the offered
                                             subordinate certificates will be
                                             payable from amounts collected in
                                             respect of the mortgage loans in
                                             the related mortgage pool. The
                                             mortgage loan pools will not be
                                             "cross-collateralized" -- interest
                                             and principal received on mortgage
                                             loans in a pool will only be
                                             available to the related
                                             certificates and components. As a
                                             result, a disproportionately high
                                             rate of delinquencies or defaults
                                             in one mortgage pool may result in
                                             shortfalls or losses affecting the
                                             related certificates and components
                                             at the same time that amounts from
                                             the other mortgage pool are being
                                             distributed in respect of
                                             certificates and components
                                             relating to such other pool with
                                             lower seniority. For example, on
                                             any distribution date, the
                                             component principal amount of the
                                             M1(1) Component may be reduced
                                             because of losses on the mortgage
                                             loans in pool 1, even though the
                                             M2(2) Component is still
                                             outstanding and continues to
                                             receive distributions related to
                                             pool 2. Moreover, in the case of
                                             extremely high losses experienced
                                             by a pool, it is possible that the
                                             senior certificates of the related
                                             pool may not be receiving
                                             distributions, even though the
                                             components of the subordinate
                                             certificates related to the other
                                             pool are still outstanding and
                                             receiving distributions.

                                             See "Description of the Mortgage
                                             Pools" and "Description of the
                                             Certificates -- Credit Enhancement"
                                             in this prospectus supplement.


SPECIAL RISKS FOR THE CLASS M1-IO AND
 CLASS M2-IO CERTIFICATES...............     Interest will accrue on each of the
                                             Class M1-IO and Class M2-IO
                                             Certificates on a notional amount
                                             described in this prospectus
                                             supplement and neither the Class
                                             M1-IO nor the Class M2-IO
                                             Certificates will be entitled to
                                             distributions of principal. In the
                                             event that the mortgage loans
                                             prepay at an extremely rapid rate,
                                             investors in the Class M1-IO and
                                             Class M2-IO Certificates could fail
                                             to recover their initial
                                             investments.

                                             See "Description of the
                                             Certificates -- Distributions of
                                             Interest" in this prospectus
                                             supplement for a description of the
                                             reduction of the respective
                                             notional amounts of the Class M1-IO
                                             and Class M2-IO Certificates.


UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS............................     The rate of prepayments on the
                                             mortgage loans will be sensitive to
                                             prevailing interest rates.
                                             Generally, if prevailing interest
                                             rates decline, mortgage loan
                                             prepayments may increase due to the
                                             availability of refinancing at
                                             lower interest rates. If prevailing
                                             interest rates rise, prepayments on
                                             the mortgage loans may decrease.

                                             Borrowers may prepay their mortgage
                                             loans in whole or in part at any
                                             time; however, approximately 46.92%
                                             and 48.16% of the mortgage loans to
                                             be included in pool 1 and pool 2,
                                             respectively, require the payment
                                             of a prepayment premium in
                                             connection with certain voluntary
                                             prepayments in full, and certain
                                             voluntary prepayments in part, made
                                             during periods ranging from six
                                             months to five years after
                                             origination. These prepayment
                                             premiums may discourage borrowers
                                             from prepaying their mortgage loans
                                             during the applicable period.

                                             The timing of payments of principal
                                             may also be affected by
                                             liquidations of or insurance
                                             payments on the mortgage loans. In
                                             addition, Lehman Brothers Holdings
                                             Inc., as the seller of the mortgage
                                             loans to the depositor, or the
                                             party from which Lehman Brothers
                                             Holdings Inc. acquired a particular
                                             mortgage loan, may be required to
                                             purchase mortgage loans from the
                                             trust in the event that certain
                                             breaches of representations and
                                             warranties made are not cured.
                                             These purchases will have the same
                                             effect on certificateholders as
                                             prepayments of mortgage loans.

                                             A prepayment of a mortgage loan
                                             will usually result in a payment of
                                             principal on the related offered
                                             certificates.

                                             o  If you purchase your
                                                certificates at a discount and
                                                principal is repaid slower than
                                                you anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                             o  If you purchase your
                                                certificates at a premium and
                                                principal is repaid faster than
                                                you anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                             The prepayment experience of the
                                             mortgage loans may differ
                                             significantly from that of other
                                             first lien residential mortgage
                                             loans included in the various
                                             servicers' portfolios.


                                             See "Yield, Prepayment and Weighted
                                             Average Life" in this prospectus
                                             supplement for a description of
                                             factors that may influence the rate
                                             and timing of prepayments on the
                                             mortgage loans.

MILITARY ACTION AND TERRORIST ATTACKS.....   The effects that military action by
                                             U.S. forces in Iraq, Afghanistan or
                                             other regions, terrorist attacks in
                                             the United States or other
                                             incidents and related military
                                             action may have on the performance
                                             of the mortgage loans or on the
                                             values of mortgaged properties
                                             cannot be determined at this time.
                                             Investors should consider the
                                             possible effects on delinquency,
                                             default and prepayment experience
                                             of the mortgage loans. Federal
                                             agencies and non-government lenders
                                             may defer, reduce or forgive
                                             payments and delay foreclosure
                                             proceedings in respect of loans to
                                             borrowers affected in some way by
                                             possible future events. In
                                             addition, activation of additional
                                             U.S. military reservists or members
                                             of the National Guard may
                                             significantly increase the
                                             proportion of mortgage loans
                                             whose mortgage rates are reduced by
                                             application of the Servicemembers
                                             Civil Relief Act or similar state
                                             laws.

                                             The amount of interest available
                                             for distribution to holders of the
                                             offered certificates will be
                                             reduced by any reductions in the
                                             amount of interest collectible as a
                                             result of application of the Relief
                                             Act or similar state laws and none
                                             of the servicers, the master
                                             servicer or any other party will be
                                             required to fund any interest
                                             shortfall caused by any such
                                             reduction.


MORTGAGE LOANS WITH INTEREST-ONLY
 PAYMENTS.............................       Approximately 0.30% and 33.22% of
                                             the mortgage loans in pool 1
                                             provide for payment of interest at
                                             the related mortgage interest rate,
                                             but no payment of principal, for a
                                             period of five or ten years,
                                             respectively, following the
                                             origination of the mortgage loan.
                                             Approximately 0.12% and 27.75% of
                                             the mortgage loans to be included
                                             in pool 2 provide for payment of
                                             interest at the related mortgage
                                             interest rate, but no payment of
                                             principal, for a period of five or
                                             ten years, respectively, following
                                             the origination of the mortgage
                                             loan. Following that five or ten
                                             year period, the monthly payment
                                             with respect to each of these
                                             mortgage loans will be increased to
                                             an amount sufficient to amortize
                                             the principal balance of the
                                             mortgage loan over the remaining
                                             term and to pay interest at the
                                             mortgage interest rate.

                                             The presence of these mortgage
                                             loans will, absent other
                                             considerations, result in longer
                                             weighted average lives of the
                                             certificates than would have been
                                             the case had these loans not been
                                             included in the trust fund. If you
                                             purchase a certificate at a
                                             discount, you should consider that
                                             the extension of weighted average
                                             lives could result in a lower yield
                                             than would be the case if these
                                             mortgage loans provided for payment
                                             of principal and interest on every
                                             payment date. In addition, a
                                             borrower may view the absence of
                                             any obligation to make a payment of
                                             principal during the first five or
                                             ten years of the term of a mortgage
                                             loan as a disincentive to
                                             prepayment.

                                             If a recalculated monthly payment
                                             as described above is substantially
                                             higher than a borrower's previous
                                             interest-only monthly payment, that
                                             loan may be subject to an increased
                                             risk of delinquency and loss.

DEFAULT RISK ON HIGH BALANCE MORTGAGE
 LOANS..................................     The principal balances of 83 of the
                                             mortgage loans in pool 1 and 8 of
                                             the mortgage loans in pool 2
                                             (representing approximately 52.73%
                                             and 4.01% of the mortgage loans in
                                             pool 1 and pool 2, respectively)
                                             were in excess of $1,000,000 as of
                                             March 1, 2004. You should consider
                                             the risk that the loss and
                                             delinquency experience on these
                                             high balance loans may have a
                                             disproportionate effect on the
                                             mortgage pool as a whole.

DELINQUENCIES ON THE MORTGAGE LOANS.......   The mortgage loans were originated
                                             or acquired by the originators in
                                             accordance, generally, with
                                             underwriting guidelines of the type
                                             described in this prospectus
                                             supplement. In general, these
                                             guidelines do not meet every
                                             standard of Fannie Mae's or Freddie
                                             Mac's guidelines, so the mortgage
                                             loans may experience rates of
                                             delinquency, foreclosure and
                                             bankruptcy that are higher than
                                             those experienced by mortgage loans
                                             underwritten in strict accordance
                                             with Fannie Mae or Freddie Mac
                                             standards.

                                             Changes in the values of mortgaged
                                             properties related to the mortgage
                                             loans may have a greater effect on
                                             the delinquency, foreclosure,
                                             bankruptcy and loss experience of
                                             the mortgage loans in the trust
                                             fund than on mortgage loans
                                             originated under Fannie Mae's or
                                             Freddie Mac's guidelines. We cannot
                                             assure you that the values of the
                                             mortgaged properties have remained
                                             or will remain at levels in effect
                                             on the dates of origination of the
                                             related mortgage loans.

                                             See "Description of the Mortgage
                                             Pools -- General" in this
                                             prospectus supplement for a
                                             description of the characteristics
                                             of the mortgage loans in each
                                             mortgage pool and "Underwriting
                                             Guidelines" for a general
                                             description of the underwriting
                                             guidelines used in originating the
                                             mortgage loans.


DELAY IN RECEIPT OF LIQUIDATION
 PROCEEDS; LIQUIDATION PROCEEDS MAY
 BE LESS THAN MORTGAGE LOAN
 BALANCE.................................    Substantial delays could be
                                             encountered in connection with the
                                             liquidation of delinquent mortgage
                                             loans. Further, reimbursement of
                                             advances made by a servicer and
                                             liquidation expenses such as legal
                                             fees, real estate taxes and
                                             maintenance and preservation
                                             expenses may reduce the portion of
                                             liquidation proceeds payable to
                                             certificateholders. Unless covered
                                             by a primary mortgage insurance
                                             policy, if a mortgaged property
                                             fails to provide adequate security
                                             for the related mortgage loan, you
                                             could incur a loss on your
                                             investment if the applicable credit
                                             enhancement is insufficient to
                                             cover the loss.

DELINQUENCIES DUE TO SERVICING
 TRANSFER...............................     As described in this prospectus
                                             supplement, servicing transfers are
                                             expected to occur within thirty
                                             days following the closing date for
                                             all of the mortgage loans initially
                                             serviced by SIB Mortgage Corp.,
                                             Pinnacle Financial Corporation and
                                             Central Carolina Bank. Servicing of
                                             these mortgage loans is expected to
                                             be transferred to Aurora Loan
                                             Services Inc. In addition, the
                                             mortgage loans serviced by Aurora
                                             Loan Services Inc. may be
                                             transferred in the future to other
                                             servicers in accordance with the
                                             provisions of the trust agreement.
                                             Mortgage loans subject to servicing
                                             transfers may experience increased
                                             delays in payments until all of the
                                             borrowers are informed of the
                                             transfer and
                                             the related servicing mortgage
                                             files and records and all relevant
                                             data has been obtained by the new
                                             servicer.


GEOGRAPHIC CONCENTRATION OF MORTGAGE
 LOANS..................................     Approximately 49.93% and 59.88% of
                                             the mortgage loans to be included
                                             in pool 1 and pool 2, respectively,
                                             are secured by properties located
                                             in California. Approximately 9.30%
                                             of the mortgage loans included in
                                             pool 2 are secured by proportions
                                             located in New York. The rate of
                                             delinquencies, defaults and losses
                                             on the mortgage loans may be higher
                                             than if fewer of the mortgage loans
                                             were concentrated in these states
                                             because the following conditions
                                             could have a disproportionate
                                             impact on these mortgage loans:

                                             o  weak economic conditions in
                                                these states, which may or may
                                                not affect real property values,
                                                may affect the ability of
                                                borrowers to repay their loans
                                                on time;

                                             o  declines in the residential real
                                                estate market in either of these
                                                states may reduce the values of
                                                properties located in that
                                                state, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                             o  properties in California may be
                                                more susceptible than homes
                                                located in other parts of the
                                                country to certain types of
                                                uninsurable hazards, such as
                                                earthquakes, hurricanes, floods,
                                                wildfires, mudslides and other
                                                natural disasters.

                                             Natural disasters affect various
                                             regions of the United States from
                                             time to time, and may result in
                                             increased losses on mortgage loans
                                             in those regions, or in insurance
                                             payments that will constitute
                                             prepayments of those mortgage
                                             loans.

                                             For additional information
                                             regarding the geographic
                                             concentration of the mortgage loans
                                             to be included in each mortgage
                                             pool, see the geographic
                                             distribution table under
                                             "Description of the Mortgage Pools"
                                             in this prospectus supplement.

LIMITED ABILITY TO RESELL CERTIFICATES....   The underwriter is not required to
                                             assist in resales of the offered
                                             certificates, although it may do
                                             so. A secondary market for any
                                             class of offered certificates may
                                             not develop. If a secondary market
                                             does develop, it might not continue
                                             or it might not be sufficiently
                                             liquid to allow you to resell any
                                             of your certificates.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

         The Series 2004-1 Lehman ABS Corporation Mortgage Pass-Through Certificates (the "Certificates") will consist of the Class 1-A1A, Class 1-A1B, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M1-IO, Class M2, Class M2-IO, Class P, Class E, Class X and Class R Certificates. The Class 1-A1A, Class 1-A1B, Class 1-A2, Class 2-A1 and Class 2-A2 Certificates are collectively referred to herein as the "Senior Certificates" or the "Class A Certificates;" the Class M1, Class M1-IO, Class M2 and Class M2-IO Certificates are collectively referred to herein as the "Offered Subordinate Certificates;" and the Offered Subordinate Certificates, together with the Class X and Class R Certificates, are sometimes collectively referred to herein as the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class M1-IO and the Class M2-IO Certificates are collectively referred to herein as the "Interest-Only Certificates." The Class 1-A1B Certificates are also sometimes referred to herein as the "LIBOR Certificates." The Class R Certificate is also referred to as the "Residual Certificate."


         The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each, a "Mortgage Pool") of conventional, fixed rate, fully amortizing, first lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the primary mortgage and other insurance policies covering certain of the mortgage loans or the related mortgaged properties, (5) the rights of the Depositor under the Sale and Assignment Agreement, as described under "The Trust Agreement -- Assignment of Mortgage Loans," (6) the Class 1-A1B Reserve Fund, as described under "-- Distributions of Interest -- Net Funds Cap Shortfalls," (7) an interest rate cap agreement, as described under "-- Distributions of Interest -- The Class 1-A1B Cap Agreement" and (8) all proceeds of the foregoing.


         Each class of Offered Certificates (other than the Interest-Only Certificates) will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2. The Interest-Only Certificates will each be issued in an initial Class Notional Amount described under "-- Distributions of Interest." The Class P, Class E, Class X and Class R Certificates will be entitled to the amounts provided in the Trust Agreement and will be issued without interest rates. The initial total Certificate Principal Amount (as defined herein) of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.


         Solely for the purpose of determining distributions of interest or principal, as applicable, and the allocation of Realized Losses (if applicable) on the Offered Subordinate Certificates from each Mortgage Pool, each of the Offered Subordinate Certificates will be comprised of two payment components. Distributions of principal or interest for components with a "(1)" designation will relate to, and be limited to collections from, Mortgage Loans in Pool 1 and distributions of principal or interest for components with a "(2)" designation will relate to, and be limited to collections from, Mortgage Loans in Pool 2.


         The components of the Offered Subordinate Certificates will have the designations and approximate initial Component Principal Amounts or Component Notional Amounts (each as defined herein) and Interest Rates set forth below:

                                    APPROXIMATE INITIAL COMPONENT      INTEREST
                                   PRINCIPAL OR NOTIONAL AMOUNT(1)      RATE(2)
                                  ---------------------------------   ----------
   M1(1) Component ............               $3,985,000                  4.77%
   M1(2) Component ............               $6,023,000                  4.77%
   M1-IO(1) Component .........               $3,985,000                  0.08%
   M1-IO(2) Component .........               $6,023,000                  0.08%
   M2(1) Component ............               $3,415,000                  4.95%
   M2(2) Component ............               $3,011,000                  4.95%
   M2-IO(1) Component .........               $3,415,000                  0.05%
   M2-IO(2) Component .........               $3,011,000                  0.05%

----------
(1) The M1-IO(1), M1-IO(2), M2-IO(1) and M2-IO(2) Components will not have a principal amount; they will accrue interest on a Component Notional Amount described herein.

(2) Subject to the applicable Net Funds Cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest."

         The holder of an Offered Subordinate Certificate will not have a severable interest in any component, but will have an undivided interest in the entire related class. Any amounts distributed in respect of any component for an Offered Subordinate Certificate will be distributed proportionately to all holders of Certificates of such class.

         For purposes of allocating distributions of principal and interest on the Senior Certificates (1) the Class 1-A1A, Class 1-A1B and Class 1-A2 Certificates will relate to, and will be limited to collections from, Mortgage Loans in Pool 1 and (2) the Class 2-A1 and Class 2-A2 Certificates will relate to, and will be limited to collections from, the Mortgage Loans in Pool 2. Holders of the Class M1, Class M1-IO, Class M2 and Class M2-IO Certificates will be entitled to receive distributions of principal or interest from each Mortgage Pool based upon the Component Principal Amount or the Component Notional Amount (as described below at "-- Distributions of Interest" and "-- Distributions of Principal") of each component related to a Mortgage Pool.

         The Class X Certificates will be entitled to monthly excess cashflow from the Mortgage Pools remaining after required distributions are made to the related Offered Certificates. The Class P Certificates will be entitled to prepayment penalties received in respect of the Mortgage Loans from the Mortgage Pools, for which the Seller owns the servicing rights and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class E Certificates will be entitled to cashflow from each Mortgage Pool solely arising from certain excess interest collected on Employee Mortgage Loans (as defined herein). See "Description of the Mortgage Pools" herein. In no event will such amounts be available for distribution to the holders of the other classes of Certificates. The Class X and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates. The Class R Certificate evidences the residual interest in the REMICs.

         An affiliate of Lehman Brothers Inc. will initially hold the Class P and the Class X Certificates and intends to place such Certificates into a separate trust or special purpose corporation which will issue net interest margin securities backed by all or a portion of such Certificates.

         Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2004 (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for the Class 1-A1A, Class 1-A1B and Class 2-A1 Certificates with respect to each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. The Record Date for all other Senior Certificates and Offered Subordinate Certificates will be the last Business Day of the month immediately preceding the month in which the Distribution Date occurs. A "Business Day" is generally any day other than a Saturday or Sunday or a day on or banks in New York, Illinois or Colorado (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

         Distributions on the Offered Certificates will be made to each registered holder entitled thereto, (1) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "-- The Trustee" herein.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Certificates." The Class A Certificates will be issued in minimum denominations in principal amount of $25,000 integral multiples of $1 in excess thereof. The Class M1 and Class M2 Certificates will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof. The Class M1-IO and Class M2-IO Certificates will be issued in minimum denominations in Notional Amount of $1,000,000 and integral multiples of $1 in excess thereof.

         Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount (or Class Notional Amount) of the related Class registered in the name of the nominee of DTC. Lehman ABS Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

         GENERAL. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount (or Class Notional Amount) of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Trust Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in

DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the

Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" and "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting" in the Prospectus.

         Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Seller, the Master Servicer or the Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

         DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only (i) if DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Certificates and the Depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the Trust Agreement, Beneficial Owners of Certificates representing not less than 50% of the aggregate Class Principal Amounts or Class Notional Amounts evidenced by a class of Certificates issued as Book-Entry Certificates advise the Trustee and DTC through the Participant in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of Certificates. Upon the occurrence of the event described above, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

DISTRIBUTIONS OF INTEREST

         CALCULATION OF INTEREST. The amount of interest distributable on each Distribution Date in respect of each class of Senior Certificates and each component of the Offered Subordinate Certificates will equal the sum of (1) Current Interest (as defined herein) for such class or component on such date and (2) any Carryforward Interest (as defined herein) for such class or component on such date. Interest will accrue on each class of Senior Certificates (other than the LIBOR Certificates) and each component of the Offered Subordinate Certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below).

         o "Current Interest" with respect to any class of Senior Certificates or any component of the Offered Subordinate Certificates and any Distribution Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period (as defined below) on the Class Principal Amount (or Component Principal Amount or Component Notional Amount, in the case of any component of the Offered Subordinate Certificates) of such class or component immediately prior to such Distribution Date. "Current Interest" with respect to the Offered Subordinate Certificates and any Distribution Date will equal the aggregate Current Interest on the components of each such class for such date.

         o "Carryforward Interest" with respect to any class of Senior Certificates or any component of the Offered Subordinate Certificates and any Distribution Date will equal the sum of
                  (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class or component for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class or component on such immediately preceding Distribution Date and
                  (2) interest on such amount for the related Accrual Period at the applicable Interest Rate. "Carryforward Interest" with respect to the Offered Subordinate Certificates and any Distribution Date will equal the aggregate Carryforward Interest on the components of each such class for such date.

         o The "Accrual Period" applicable to the Class 1-A1A, Class 1-A1B and Class 2-A1 Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" applicable to the other classes of Offered Certificates with respect to each Distribution Date will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         The "Interest Rate" for each class of Offered Certificates will be the applicable annual rates described below:

         o CLASS 1-A1A CERTIFICATES: the lesser of (i) a fixed interest rate of 1.78% per annum and (ii) the Pool 1 Net Funds Cap (as defined below).

         o CLASS 1-A1B CERTIFICATES: the lesser of (i) LIBOR plus 0.10% (the "1-A1B Spread") and (ii) the Pool 1 Net Funds Cap.

         o CLASS 1-A2 CERTIFICATES: the lesser of (i) a fixed interest rate of 4.23% per annum and (ii) the Pool 1 Net Funds Cap.

         o CLASS 2-A1 CERTIFICATES: the lesser of (i) a fixed interest rate of 2.83% per annum and (ii) the Pool 2 Net Funds Cap.

         o CLASS 2-A2 CERTIFICATES: the lesser of (i) a fixed interest rate of 3.83% per annum and (ii) the Pool 2 Net Funds Cap.

         o CLASS M1 CERTIFICATES: an annual rate equal to the weighted average of the Interest Rates of the M1(1) and M1(2) Components, weighted on the basis of their related Component Principal Amounts for such date.

                  o M1(1) COMPONENT: the lesser of (i) a fixed interest rate of 4.77% per annum and (ii) the M1(1) Net Funds Cap.

                  o M1(2) COMPONENT: the lesser of (i) a fixed interest rate of 4.77% per annum and (ii) the M1(2) Net Funds Cap.

         o CLASS M1-IO CERTIFICATES: an annual rate equal to the weighted average of the Interest Rates of the M1-IO(1) and M1-IO(2) Components, weighted on the basis of their related Component Notional Amounts for such date.

                  o M1-IO(1) COMPONENT: the lesser of (i) a fixed rate of 0.08% per annum and (ii) the M1-IO(1) Net Funds Cap.

                  o M1-IO(2) COMPONENT: the lesser of (i) a fixed rate of 0.08% per annum and (ii) the M1-IO(2) Net Funds Cap.

         o CLASS M2 CERTIFICATES: an annual rate equal to the weighted average of the Interest Rates of the M2(1) and M2(2) Components, weighted on the basis of their related Component Principal Amounts for such date.

                  o M2(1) COMPONENT: the lesser of (i) a fixed interest rate of 4.95% per annum and (ii) the M2(1) Net Funds Cap.

                  o M2(2) COMPONENT: the lesser of (i) a fixed interest rate of 4.95% per annum and (ii) the M2(2) Net Funds Cap.

         o CLASS M2-IO CERTIFICATES: an annual rate equal to the weighted average of the Interest Rates of the M2-IO(1) and M2-IO(2) Components, weighted on the basis of their related Component Notional Amounts for such date.

                  o M2-IO(1) COMPONENT: the lesser of (i) a fixed rate of 0.05% per annum and (ii) the M2-IO(1) Net Funds Cap.

                  o M2-IO(2) COMPONENT: the lesser of (i) a fixed rate of 0.05% per annum and (ii) the M2-IO(2) Net Funds Cap.

         If the Mortgage Loans and other related property of a pool are not purchased on the related Initial Auction Call Date, as described under "-- Auction Call or Optional Purchase of Mortgage Loans" herein, then with respect to the next Distribution Date and each succeeding Distribution Date thereafter, the interest rate for each of the Class 1-A1A and Class 1-A2 Certificates, the M1(1) Component and the M2(1) Component will increase by 0.50% and the 1-A1B Spread will increase to 0.20%, in the case of the Pool 1 Initial Auction Call Date (as defined herein) and the interest rate for each of the Class 2-A1 and Class 2-A2 Certificates, the M1(2) Component and the M2(2) Component will increase by 0.50%, in the case of the Pool 2 Initial Auction Call Date (as defined herein).

         Definitions Relating to Interest Distribution Priorities.

                  o The "Class Principal Amount" is the aggregate of the Certificate Principal Amounts of all certificates of a class.

                  o The "Certificate Principal Amount" of any Senior Certificate as of any Distribution Date will be its Certificate Principal Amount as of March 30, 2004 (the "Closing Date"), as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date. The "Certificate Principal Amount" of any Class M1 or Class M2 Certificate as of any Distribution Date will equal the sum of the Component Principal Amounts of its components.

                  o The "Component Principal Amount" of each of the M1(1), M1(2), M2(1) and M2(2) Components as of any Distribution Date will be its initial Component Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that component in respect of principal prior to such Distribution Date, and as reduced by any Applied Loss Amount (as defined under "-- Credit Enhancement -- Application of Realized Losses") previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Component Principal Amounts of all components whose Component Principal Amounts have previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount equal to the lesser of (1) any Deferred Amount for each such component immediately prior to such date and (2) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior classes of Certificates.

         o The "Class Notional Amount" of the Class M1-IO Certificates for any Distribution Date will be equal to the sum of the Component Notional Amounts of the M1-IO(1) and M1-IO(2) Components for that Distribution Date. The initial Class Notional Amount of the Class M1-IO Certificates is $10,008,000.

                  o The "Component Notional Amount" of the M1-IO(1) Component for any Distribution Date will be equal to the Component Principal Amount of the M1(1) Component immediately prior to that Distribution Date.

                  o The "Component Notional Amount" of the M1-IO(2) Component for any Distribution Date will be equal to the Component Principal Amount of the M1(2) Component immediately prior to that Distribution Date.

         o The "Class Notional Amount" of the Class M2-IO Certificates for any Distribution Date will be equal to the sum of the Component Notional Amounts of the M2-IO(1) and M2-IO(2) Components for that Distribution Date. The initial Class Notional Amount of the Class M2-IO Certificates is $6,426,000.

                  o The "Component Notional Amount" of the M2-IO(1) Component for any Distribution Date will be equal to the Component Principal Amount of the M2(1) Component immediately prior to that Distribution Date.

                  o The "Component Notional Amount" of the M2-IO(2) Component for any Distribution Date will be equal to the Component Principal Amount of the M2(2) Component immediately prior to that Distribution Date.

         o The "Notional Amount" of each Interest-Only Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of such Interest-Only Certificates for that date.

         o The "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

         o The "Pool 1 Net Funds Cap" with respect to each Distribution Date and each class of Senior Certificates relating to Pool 1 will be an annual rate equal to the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1 as of the first day of the related Collection Period (as defined at "-- Distributions of Principal" below) (not including mortgage loans in Pool 1 serviced by Aurora for which prepayments in full have been received and distributed in the month prior to that Distribution Date); provided, however, with respect to the Class 1-A1B Certificates, such Pool 1 Net Funds Cap shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         o The "Pool 2 Net Funds Cap" with respect to each Distribution Date and each class of Senior Certificates relating to Pool 2 will be an annual rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period (not including mortgage loans in Pool 2 serviced by Aurora for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

         o The "M1(1) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 1 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 1 Initial Auction Call Date, approximately 98.3505154639%, and for any Distribution Date thereafter, approximately 98.5046728972%.

         o The "M1(2) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 2 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 2 Initial Auction Call Date, approximately 98.3505154639%, and for any Distribution Date thereafter, approximately 98.5046728972%.

         o The "M2(1) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 1 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 1 Initial Auction Call Date, approximately 99.0000000000%, and for any Distribution Date thereafter, approximately 99.0909090909%.

         o The "M2(2) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 2 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 2 Initial Auction Call Date, approximately 99.0000000000%, and for any Distribution Date thereafter, approximately 99.0909090909%.

         o The "M1-IO(1) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 1 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 1 Initial Auction Call Date, approximately 1.6494845361%, and for any Distribution Date thereafter, approximately 1.4953271028%.

         o The "M1-IO(2) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 2 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 2 Initial Auction Call Date, approximately 1.6494845361%, and for any Distribution Date thereafter, approximately 1.4953271028%.

         o The "M2-IO(1) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 1 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 1 Initial Auction Call Date, approximately 1.0000000000%, and for any Distribution Date thereafter, approximately 0.9090909091%.

         o The "M2-IO(2) Net Funds Cap" with respect to any Distribution Date will equal the product of (i) the Pool 2 Net Funds Cap, multiplied by (ii) for any Distribution Date up to and including the Pool 2 Initial Auction Call Date, approximately 1.0000000000%, and for any Distribution Date thereafter, approximately 0.9090909091%.

         o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Servicing Fee Rate (as described under "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses"), and the insurance premium rate on any lender-paid primary mortgage insurance policy covering a Mortgage Loan. Generally, the Net Mortgage Rate of any Employee Mortgage Loan (as defined herein) will be calculated without regard to any increase in the Mortgage Rate thereof as a result of the related mortgagor ceasing to be an employee of the Underwriter or any of its affiliates.

         o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as specified in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act (the "Relief Act") and any other similar legislation or regulation.

         o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined under "-- Distributions of Principal") of the Mortgage Loans in such Mortgage Pool as of such date.


         o The "Pool Percentage" for any Mortgage Pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.


         o The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.


         NET FUNDS CAP SHORTFALLS. With respect to each Distribution Date and any class or component of Offered Certificates, to the extent that (a) the amount calculated under clause (i) of the definition of "Interest Rate" for such class or component exceeds (b) the amount calculated using the applicable Net Funds Cap for such class or component (such excess, a "Net Funds Cap Shortfall"), such class or component will be entitled to the amount of such Net Funds Cap Shortfall or Unpaid Net Funds Cap Shortfall (as defined below), with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap), before the holders of the Class X Certificates and Class R Certificates are entitled to any distributions. Such class or component of Offered Certificates will be entitled to the amount of such Net Funds Cap Shortfall or Unpaid Net Funds Cap Shortfall from any remaining related Monthly Excess Cashflow (as described below) and, in the case of the Class 1-A1B Certificates, any amounts received under the Class 1-A1B Cap Agreement for the related Distribution Date. Amounts paid from the Class 1-A1B Cap Agreement will be treated as paid from and to the extent such funds are on deposit in a reserve fund (the "Class 1-A1B Reserve Fund"). See "-- Distributions of Interest -- The Class 1-A1B Cap Agreement" and "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below. The source of funds on deposit in the Class 1-A1B Reserve Fund will be limited to (i) an initial deposit of $1,000 by Lehman Brothers Holdings Inc. and (ii) any amounts received from the Counterparty under the Class 1-A1B Cap Agreement. The amount of Pool 1 Monthly Excess Cashflow otherwise distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Net Funds Cap Shortfalls and Unpaid Net Funds Cap Shortfalls, not satisfied from amounts, if any, received under the Class 1-A1B Cap Agreement or otherwise deposited into the Class 1-A1B Reserve Fund.


         o The "Unpaid Net Funds Cap Shortfall" for any class or component of the Offered Certificates on any Distribution Date will equal the aggregate of all Net Funds Cap Shortfalls for such class or component remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap.


         THE CLASS 1-A1B CAP AGREEMENT. The Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, has entered into an interest rate cap agreement for the benefit of the Class 1-A1B Certificates (the "Class 1-A1B Cap Agreement") with Lehman Brothers Special Financing Inc. (in such capacity, the "Counterparty"), an affiliate of the Seller, the Master Servicer, the Depositor and Lehman Brothers Inc.


         Under the terms of the Class 1-A1B Cap Agreement, in exchange for a fixed payment made by Lehman Brothers Inc. on behalf of the Trust Fund on the Closing Date, the Counterparty is obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in April 2004 and ending with the Distribution Date in March 2006, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as defined at "-- Determination of LIBOR" below) as determined by the Counterparty over 3.00% (the "Class 1-A1B Strike Rate") on a calculated notional amount equal to approximately $53,514,000 on the Closing Date. On each Distribution Date thereafter, the notional amount will be an amount equal to the lesser of (i) the Class Principal Amount of the Class 1-A1B Certificates and
(ii) the amount set forth below, for the specified date, as follows:

                                                            SCHEDULED
                                                             NOTIONAL
CAP PAYMENT DATE                                             AMOUNT ($)
------------------------                                ------------------
April 2004 .........................................       53,514,000.00
May 2004 ...........................................       52,008,394.09
June 2004 ..........................................       50,500,073.58
July 2004 ..........................................       49,070,698.32
August 2004 ........................................       47,502,501.25
September 2004 .....................................       45,798,068.20
October 2004 .......................................       43,960,360.16
November 2004 ......................................       41,992,707.17
December 2004 ......................................       39,898,800.47
January 2005 .......................................       37,683,141.45
February 2005 ......................................       35,438,804.90
March 2005 .........................................       33,199,168.05
April 2005 .........................................       30,992,786.39
May 2005 ...........................................       28,819,171.32
June 2005 ..........................................       26,677,841.38
July 2005 ..........................................       24,568,322.12
August 2005 ........................................       22,490,146.02
September 2005 .....................................       20,442,852.39
October 2005 .......................................       18,425,987.27
November 2005 ......................................       16,439,103.32
December 2005 ......................................       14,481,759.72
January 2006 .......................................       12,553,522.11
February 2006 ......................................       10,653,962.47
March 2006 .........................................        8,782,659.02

         The Class 1-A1B Cap Agreement will terminate after the Distribution Date falling in March 2006.

         It is intended that payments under the Class 1-A1B Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Class 1-A1B Certificates associated with the Trust Fund's investment in fixed rate Mortgage Loans in Pool 1. See "Description of the Mortgage Pools." However, there can be no assurance that amounts payable to the Trust Fund under the Class 1-A1B Cap Agreement will be sufficient to cover such shortfalls. In addition, the Class 1-A1B Cap Agreement will provide protection against upward movements in LIBOR and reduce the basis risk to the Class 1-A1B Certificates but only for increases above the Class 1-A1B Strike Rate. On each Distribution Date, the Trustee will deposit any amount received under the Class 1-A1B Cap Agreement in the Class 1-A1B Reserve Fund and will then withdraw such amounts from the Class 1-A1B Reserve Fund for distribution to holders of the Class 1-A1B Certificates in accordance with priority (3) for distributions to Pool 1 set forth at "-- Credit Enhancement -- Application of Monthly Excess Cashflow." If such deposit to the Class 1-A1B Reserve Fund is insufficient to cover the total amount of any Net Funds Cap Shortfall or Unpaid Net Funds Cap Shortfall on the Class 1-A1B Certificates, the only other source of coverage will be the Class 1-A1B Certificates' portion of the Pool 1 Monthly Excess Interest, if any, that would otherwise be payable to the Class X Certificates.

         The obligations of the Counterparty will be guaranteed by Lehman Brothers Holdings Inc., which is, as of the Closing Date, rated "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "A+" by Fitch, Inc. ("Fitch Ratings") and "A1" by Moody's Investors Service, Inc. ("Moody's"). There can be no assurance that such ratings will be maintained.

         The Class 1-A1B Cap Agreement is terminable by the Trustee on behalf of the Trust Fund or the Counterparty following the occurrence of certain specified events of default, including failure of the

Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

         INTEREST DISTRIBUTION PRIORITIES. On each Distribution Date, the Interest Remittance Amount (as defined below) for each Mortgage Pool for such date will be distributed concurrently as follows:

             (A) For Pool 1: On each Distribution Date, the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

                  (i) to the Class 1-A1A, Class 1-A1B and Class 1-A2
             Certificates, pro rata, Current Interest and any Carryforward Interest thereon for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date;

                  (ii) to the M1(1) and M1-IO(1) Components, pro rata, Current
             Interest for each such component and any Carryforward Interest for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such components on such Distribution Date;

                  (iii) to the M2(1) and M2-IO(1) Components, pro rata, Current
             Interest for each such component and any Carryforward Interest for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such components on such Distribution Date;

                  (iv) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

                  (v) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) (such amount, the "Pool 1 Monthly Excess Interest" for such Distribution Date).

             (B) For Pool 2: On each Distribution Date, the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

                  (i) to the Class 2-A1 and Class 2-A2 Certificates, pro rata,
             Current Interest and any Carryforward Interest thereon for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date;

                  (ii) to the M1(2) and M1-IO(2) Components, pro rata, Current
             Interest for each such component and any Carryforward Interest for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such components on such Distribution Date;

                  (iii) to the M2(2) and M2-IO(2) Components, pro rata, Current
             Interest for each such component and any Carryforward Interest for such Distribution Date; provided, however, that if amounts distributable are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such components on such Distribution Date;

                  (iv) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

                  (v) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess

             Cashflow" below, any such Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) (such amount, the "Pool 2 Monthly Excess Interest" for such Distribution Date).

         The "Interest Remittance Amount" with respect to any Distribution Date and for any Mortgage Pool will equal (a) the sum of (1) all interest collected (other than in connection with Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related Collection Period (as defined herein) by the Servicers, the Master Servicer or the Trustee (solely in its capacity as successor Master Servicer), minus (x) the Servicing Fee with respect to such Mortgage Loans, (y) the insurance premiums on any lender-paid primary mortgage insurance policies covering such Mortgage Loans, if applicable, and (z) previously unreimbursed Advances (as defined under "Servicing of the Mortgage Loans -- Advances") and other amounts due to the Master Servicer, the Servicers or the Trustee (solely in its capacity as successor Master Servicer) with respect to such Mortgage Loans, to the extent allocable to interest and previously unreimbursed servicing advances, (2) all Compensating Interest (as defined herein) paid by the Servicers with respect to the Mortgage Loans in such Mortgage Pool with respect to the related Prepayment Period (as defined herein),
(3) the portion of any purchase price, or Substitution Amount (as defined herein) paid with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the related Pool Percentage of other costs, expenses or liabilities reimbursable to the Master Servicer or the Trustee to the extent provided in the Trust Agreement.

         o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

         o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances or servicing advances, unpaid Servicing Fees and related interest, plus any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory- or abusive-lending law.

         PREPAYMENT PREMIUMS. Any prepayment premiums paid by the borrowers for voluntary full or partial prepayment of the Mortgage Loans in a Mortgage Pool will not be included in the related Interest Remittance Amount, but rather will be distributed on each Distribution Date directly to the Class P Certificateholders. Accordingly, such amounts will not be available to pay any amounts on the other classes of Certificates.

         PREPAYMENT INTEREST SHORTFALLS. When principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of the related Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the related Certificates could result. The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." In contrast, in the case of the prepayment in full on a Mortgage Loan serviced by Aurora Loan Services Inc. made in the same month in which such payment is distributed to Certificateholders, an excess of interest at the Net Mortgage Rate, to the extent received, over one months' interest could result (such excess is referred to as "Prepayment Interest Excess").

         With respect to prepayments in full or in part, each Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date), to the extent not offset by any Prepayment Interest Excess for that month. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the related Servicer See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls" herein. Any such payment by a Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by a Servicer ("Net Prepayment Interest Shortfalls") will reduce the related Interest Remittance Amount available for distribution on the related Distribution Date.

DETERMINATION OF LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine LIBOR for purposes of calculating interest on the LIBOR Certificates based on the "Interest Settlement Rate" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

         The BBA's Interest Settlement Rates are currently displayed on the Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

         LIBOR for the first Accrual Period will be 1.09%.


DISTRIBUTIONS OF PRINCIPAL

         GENERAL DEFINITIONS. Distributions of principal on the Offered Certificates (and the related components) will be made from the Principal Distribution Amount for the related Mortgage Pool and from Monthly Excess Cashflow for the related Mortgage Pool, to the extent of such excess available funds, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below. The Interest-Only Certificates (and the related components) will not be entitled to receive distributions of principal from any Mortgage Pool.

         o The "Principal Distribution Amount" for any Distribution Date and for any Mortgage Pool will be equal to the Principal Remittance Amount for such date and for such Mortgage Pool minus the Aggregate Overcollateralization Release Amount for such Mortgage Pool (as defined under "-- Definitions Relating to Principal Payment Priorities" below), if any, for such Distribution Date.

         o The "Principal Remittance Amount" with respect to any Distribution Date and for any Mortgage Pool will be equal to
                  (a) the sum of (1) all principal collected (other than in connection with Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the related Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to principal), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan in such Mortgage Pool that was repurchased by the Seller during the related Prepayment Period (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee (solely in its capacity as successor Master Servicer) with respect to such Mortgage Loans, to the extent allocable to principal), (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loans in such Mortgage Pool during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, minus (b) the related Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer or the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

         o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

         o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through Insurance Proceeds or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

         o The "Prepayment Period" with respect to each Distribution Date will vary depending upon which Servicer is servicing the related Mortgage Loan and whether such prepayment is a full or partial principal prepayment. For a principal prepayment in full, in the case where Aurora Loan Services Inc. is the Servicer of the Mortgage Loan, the "Prepayment Period" related to each Distribution Date starts on the seventeenth day of the month preceding the month in which such Distribution Date occurs and ends on the sixteenth day of the month in which the Distribution Date occurs. In the case of all other Servicers for a principal prepayment in full or in part (and in the case of Aurora Loan Services Inc. for a principal prepayment in part), the "Prepayment Period" related to each Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

         o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

         o The "Scheduled Principal Balance" of any Mortgage Loan, as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be zero.

     PRINCIPAL DISTRIBUTION PRIORITIES. The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date concurrently as follows:

     I. On each Distribution Date (a) prior to the related Stepdown Date or (b) with respect to which an applicable Trigger Event is in effect, until the sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates related to the respective Mortgage Pool and (ii) the aggregate Component Principal Amount of the components of the Class M1 and Class M2 Certificates related to the respective Mortgage Pool equals the related Target Amount for such Distribution Date, the Trustee will make the following distributions, concurrently as follows:

             (A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

                  (i) to the Class 1-A1A and Class 1-A1B Certificates, pro rata, until the Class Principal Amount of each such class has been reduced to zero;

                  (ii) to the Class 1-A2 Certificates, until the Class Principal
             Amount of such class has been reduced to zero;

                  (iii) to the M1(1) Component, until the Component Principal
             Amount of such component has been reduced to zero;

                  (iv) to the M2(1) Component, until the Component Principal
             Amount of such component has been reduced to zero; and

                  (v) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) above.

             (B) For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

                  (i) to the Class 2-A1 Certificates, until the Class Principal
             Amount of such class has been reduced to zero;

                  (ii) to the Class 2-A2 Certificates, until the Class Principal
             Amount of such class has been reduced to zero;

                  (iii) to the M1(2) Component, until the Component Principal
             Amount of such component has been reduced to zero;

                  (iv) to the M2(2) Component, until the Component Principal
             Amount of such component has been reduced to zero; and

                  (v) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) above.

     The priority of distributions on the Class A Certificates described in clauses (A)(i) and (ii) and clauses (B)(i) and (ii) above are each referred to in this prospectus supplement as a "Senior Priority."

     II. On each Distribution Date (a) on or after the related Stepdown Date and (b) with respect to which an applicable Trigger Event is not in effect, the Trustee will make the following distributions, concurrently as follows:

             (A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

                  (i) to the Class A Certificates related to Pool 1, in
             accordance with the Senior Priority related to Pool 1 set forth above, an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 1 for such Distribution Date and (y) the Pool 1 Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero; provided, however, that if neither the M1(1) Component nor the M2(1) Component is outstanding, the entire Principal Distribution Amount for Pool 1 on such Distribution Date will be distributable to the Class A Certificates related to Pool 1 (in accordance with the applicable Senior Priority);

                  (ii) to the M1(1) Component, an amount equal to the lesser of
             (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Class A Certificates related to Pool 1 on such Distribution Date pursuant to clause (i) above, and (y) the M1(1) Component Principal Distribution Amount for such Distribution Date, until the Component Principal Amount of such component has been reduced to zero;

                  (iii) to the M2(1) Component, an amount equal to the lesser of
             (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Class A Certificates related to Pool 1 and the M1(1) Component on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2(1) Component Principal Distribution Amount for such Distribution Date, until the Component Principal Amount of such component has been reduced to zero; and

                  (iv) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (i) through (iii) above.

             (B) For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

                  (i) to the Class A Certificates related to Pool 2, in
             accordance with the Senior Priority related to Pool 2 set forth above, an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 2 for such Distribution Date and (y) the Pool 2 Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero; provided, however, that if neither the M1(2) Component nor the M2(2) Component is outstanding, the entire Principal Distribution Amount for Pool 2 on such Distribution Date will be distributable to the Class A Certificates related to Pool 2 (in accordance with the applicable Senior Priority);

                  (ii) to the M1(2) Component, an amount equal to the lesser of
             (x) the excess of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Class A Certificates related to Pool 2 on such Distribution Date pursuant to clause (i) above, and (y) the M1(2) Component Principal Distribution Amount for such Distribution Date, until the Component Principal Amount of such component has been reduced to zero;

                  (iii) to the M2(2) Component, an amount equal to the lesser of
             (x) the excess of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Class A Certificates related to Pool 2 and the M1(2) Component on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2(2) Component Principal Distribution Amount for such Distribution Date, until the Component Principal Amount of such component has been reduced to zero; and

                  (iv) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Application of Monthly Excess

         Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (i) through (iii) above.

         Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount or Component Principal Amount of each class or component of Offered Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Offered Certificates or components, in the order of priority set forth above.

         Definitions Relating to Principal Distribution Priorities.

         o The "Target Amount" for any Distribution Date and for any Mortgage Pool will be equal to the Pool Balance of such Mortgage Pool as of such Distribution Date minus the related Targeted Overcollateralization Amount for such Distribution Date.

         o A "Trigger Event" for Pool 1 and for any Distribution Date is in effect if a Pool 1 Delinquency Event or a Pool 1 Cumulative Loss Trigger Event is in effect for such Distribution Date. A "Trigger Event" for Pool 2 and for any Distribution Date is in effect if a Pool 2 Delinquency Event or a Pool 2 Cumulative Loss Trigger Event is in effect for such Distribution Date.

         o A "Pool 1 Delinquency Event" is in effect with respect to any Distribution Date if the related Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 49.00% of the Pool 1 Senior Enhancement Percentage for such Distribution Date.

         o A "Pool 2 Delinquency Event" is in effect with respect to any Distribution Date if the related Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 45.00% of the Pool 2 Senior Enhancement Percentage for such Distribution Date.

                  o The "Rolling Three Month Delinquency Rate" for each Mortgage Pool with respect to any Distribution Date will be the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

                  o The "Delinquency Rate" for each Mortgage Pool and for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in such Mortgage Pool which are 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the related Pool Balance as of the close of business on the last day of such month.

         o A "Pool 1 Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans for Pool 1 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool Balance for Pool 1 as of the Cut-off Date, exceeds the applicable percentages described below with respect to such Distribution Date:



DISTRIBUTION DATE                                LOSS PERCENTAGE
---------------------------------------------   ----------------
     April 2007 through March 2008 ..........          0.90%
     April 2008 through March 2009 ..........          1.25%
     April 2009 through March 2010 ..........          1.40%
     April 2010 and thereafter ..............          1.50%

         o A "Pool 2 Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans for Pool 2 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool Balance for Pool 2 as of the Cut-off Date, exceeds the applicable percentages described below with respect to such Distribution Date:




DISTRIBUTION DATE                                LOSS PERCENTAGE
---------------------------------------------   ----------------
     April 2007 through March 2008 ..........   0.75%
     April 2008 through March 2009 ..........   1.15%
     April 2009 through March 2010 ..........   1.30%
     April 2010 and thereafter ..............   1.40%


         o The "Stepdown Date" for each Mortgage Pool is the later to occur of (x) the Distribution Date in March 2007 and (y) (i) with respect to Pool 1, the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately 7.20% and (ii) with respect to Pool 2, the first Distribution Date on which the Pool 2 Senior Enhancement Percentage is greater than or equal to approximately 6.70%.

         o The "Pool 1 Senior Principal Distribution Amount" for any Distribution Date will be equal to (a) prior to the Stepdown Date for Pool 1 or if a Trigger Event for Pool 1 is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount for Pool 1 and (b) on or after the related Stepdown Date and as long as an applicable Trigger Event is not in effect with respect to such Distribution Date the amount, if any, by which (x) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 1 immediately prior to that Distribution Date exceeds (y) the Pool 1 Senior Target Amount (as defined below).

         o The "Pool 2 Senior Principal Distribution Amount" for any Distribution Date will be equal to (a) prior to the Stepdown Date for Pool 2 or if a Trigger Event for Pool 2 is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount for Pool 2 and (b) on or after the related Stepdown Date and as long as an applicable Trigger Event is not in effect with respect to such Distribution Date the amount, if any, by which (x) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 2 immediately prior to that Distribution Date exceeds (y) the Pool 2 Senior Target Amount (as defined below).

         o The "M1(1) Component Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date for Pool 1 and as long as a Trigger Event for Pool 1 is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 1 after giving effect to distributions on such Distribution Date and (ii) the Component Principal Amount of the M1(1) Component immediately prior to such Distribution Date exceeds
                  (y) the M1(1) Target Amount (as defined below).

         o The "M1(2) Component Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date for Pool 2 and as long as a Trigger Event for Pool 2 is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 2 after giving effect to distributions on such Distribution Date and (ii) the Component Principal Amount of the M1(2) Component immediately prior to such Distribution Date exceeds
                  (y) the M1(2) Target Amount (as defined below).

         o The "M2(1) Component Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date for Pool 1 and as long as a Trigger Event for Pool 1 is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 1 and the Component Principal Amount of the M1(1) Component, in each case, after giving effect to distributions on such Distribution Date and (ii) the Component Principal Amount of the M2(1) Component immediately prior to such Distribution Date exceeds (y) the M2(1) Target Amount (as defined below).

         o The "M2(2) Component Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date for Pool 2 and as long as a Trigger Event for Pool 2 is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A Certificates related to Pool 2 and the Component Principal Amount of the M1(2) Component, in each case, after giving effect to distributions on such Distribution Date and (ii) the Component Principal Amount of the M2(2) Component immediately prior to such Distribution Date exceeds (y) the M2(2) Target Amount (as defined below).

         o The "Pool 1 Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1A, Class 1-A1B and Class 1-A2 Certificates after giving effect to distributions on such Distribution Date and (ii) the aggregate Component Principal Amounts of the M1(1) Component and the M2(1) Component after giving effect to distributions on such Distribution Date.

         o The "Pool 2 Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the sum of (i) the aggregate Class Principal Amounts of the Class 2-A1 and Class 2-A2 Certificates after giving effect to distributions on such Distribution Date and (ii) the aggregate Component Principal Amounts of the M1(2) Component and the M2(2) Component after giving effect to distributions on such Distribution Date.

         o The "Overcollateralization Amount" with respect to any Distribution date and any Mortgage Pool will be equal to the Pool 1 Overcollateralization Amount or the Pool 2 Overcollateralization Amount, as applicable.

         o The "Overcollateralization Deficiency" with respect to any Distribution Date and for any Mortgage Pool will be equal to the amount, if any, by which (x) the related Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the related Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amounts of the Senior Certificates related to such Mortgage Pool and the aggregate Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to such Mortgage Pool resulting from the distribution of the Principal Remittance Amount for such Mortgage Pool on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date and for any Mortgage Pool will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and for such Mortgage Pool and (y) the amount, if any, by which (1) the Pool 1 Overcollateralization Amount or Pool 2 Overcollateralization Amount, as applicable, for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date and for such Mortgage Pool is applied on such date in reduction of the aggregate Certificate Principal Amounts of the Senior Certificates related to such Mortgage Pool and the aggregate Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to such Mortgage Pool) exceeds (2) the related Targeted Overcollateralization Amount for such date.

         o The "Pool 1 Targeted Overcollateralization Amount" with respect to any Distribution Date will be equal to approximately $796,926, which is approximately 0.35% of the Cut-off Date Balance.

         o The "Pool 2 Targeted Overcollateralization Amount" with respect to any Distribution Date will be equal to approximately $1,053,955, which is approximately 0.35% of the Cut-off Date Balance.

         o The "Targeted Overcollateralization Amount" with respect to any Distribution Date and any Mortgage Pool will equal the Pool 1 Targeted Overcollateralization Amount or the Pool 2 Targeted Overcollateralization Amount, as applicable.

         o The "Pool 1 Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the excess, if any, of
                  (x) the Pool Balance for Pool 1 for such Distribution Date over (y) the aggregate Class Principal Amounts of the Senior Certificates relating to Pool 1 and the denominator of which is the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period.

         o The "Pool 2 Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the excess, if any, of
                  (x) the Pool Balance for Pool 2 for such Distribution Date over (y) the aggregate Class Principal Amounts of the Senior Certificates relating to Pool 2 and the denominator of which is the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period.

         o The "Pool 1 Senior Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 92.80% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 1 Distributions immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 1.

         o The "Pool 2 Senior Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 93.30% and (ii) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 2 Distributions immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 2.

         o The "M1(1) Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 96.30% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 1 Distributions immediately prior to such Distribution Date and
                  (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 1.

         o The "M2(1) Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 99.30% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 1 Distributions immediately prior to such Distribution Date and
                  (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 1.

         o The "M1(2) Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 97.30% and (ii) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 2 Distributions immediately prior to such Distribution Date and
                  (b) the amount, if any, by which (1) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 2.

         o The "M2(2) Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 99.30% and (ii) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period minus the cumulative Accelerated Pool 2 Distributions immediately prior to such Distribution Date and
                  (b) the amount, if any, by which (1) the Pool Balance for Pool 2 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) approximately 0.35% of the Cut-off Date Balance for Pool 2.

         o The "Accelerated Pool 1 Distributions" for any Distribution Date will be equal to the aggregate amount distributed to the Class A Certificates related to Pool 1, the M1(1) Component and the M2(1) Component on such Distribution Date in accordance with priority (A)(4) under "-- Application of Monthly Excess Cashflow."

         o The "Accelerated Pool 2 Distributions" for any Distribution Date will be equal to the aggregate amount distributed to the Class A Certificates related to Pool 2, the M1(2) Component and the M2(2) Component on such Distribution Date in accordance with priority (B)(3) under "-- Application of Monthly Excess Cashflow."

CREDIT ENHANCEMENT

         Credit enhancement for the Offered Certificates related to each Mortgage Pool consists of, in addition to the subordination of the related Subordinate Certificates and components, the priority of application of Realized Losses (as defined herein), excess interest and overcollateralization in each case, as described herein.

         SUBORDINATION. The rights of the components of the Offered Subordinate Certificates to receive distributions with respect to the Mortgage Loans for the related Mortgage Pool will be subordinated, to the extent described herein, to such rights of each class or component of Offered Certificates related to such Mortgage Pool having a higher priority of distribution, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the related Mortgage Loans.

         The limited protection afforded to holders of the Senior Certificates and the Offered Subordinate Certificates by means of the subordination of Offered Subordinate Certificates or components having a lower priority of distribution will be accomplished by the preferential right of Offered Certificates related to each Mortgage Pool to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of any related Certificates or components having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

         APPLICATION OF REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans in each Mortgage Pool will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Pool 1 Overcollateralization Amount or the Pool 2 Overcollateralization Amount, as applicable, for the related Distribution Date); and second, to the related components of the Class M1 and Class M2 Certificates, in inverse order of seniority; before reducing amounts distributable in respect of the Senior Certificates related to such Mortgage Pool. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which a Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         To the extent that Realized Losses in Pool 1 are incurred, those Realized Losses will reduce the Pool Balance for Pool 1, and thus may reduce the Pool 1 Overcollateralization Amount. As described herein, the Pool 1 Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Senior Certificates related to Pool 1, the M1(1) Component and the M2(1) Component.

         To the extent that Realized Losses in Pool 2 are incurred, those Realized Losses will reduce the Pool Balance for Pool 2, and thus may reduce the Pool 2 Overcollateralization Amount. As described herein, the Pool 2 Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Senior Certificates related to Pool 2, the M1(2) Component and the M2(2) Component.

         If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the sum of (i) the total Class Principal Amount of the Senior Certificates related to a Mortgage Pool and (ii) the total Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to that Mortgage Pool exceeds the related Pool Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to such Mortgage Pool will be reduced in inverse order of priority of distribution. For example, Applied Loss Amounts for Pool 2 will be allocated in reduction of the Component Principal Amount of first, the M2(2) Component, until its Component Principal Amount has been reduced to zero and second, the M1(2) Component, until its Component Principal Amount has been reduced to zero. The Class Principal Amount of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

         Holders of Class M1 and Class M2 Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow or as a Subsequent Recovery as described below.

         In the event that the related Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan (any such amount, a "Subsequent Recovery"), such Subsequent Recovery will be distributed in accordance with the priorities described under "Description of the Certificates -- Distributions of Principal -- Principal Distribution Priorities" in this Prospectus Supplement and the Component Principal Amount of each component of the Class M1 or Class M2 Certificates that has previously been reduced by an Applied Loss Amount will be increased, as described in the definition of "Component Principal Amount." Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

         With respect to each Distribution Date, the "Deferred Amount" for each component of the Class M1 or Class M2 Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts (as defined herein) previously applied in reduction of the Component Principal Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

         EXCESS INTEREST. The Mortgage Loans in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and components and the Mortgage Pool's allocation of the fees and expenses of the Servicers, the Master Servicer and the Trustee. Such excess interest from the Mortgage Loans in a Mortgage Pool each month will be available to absorb Realized Losses (as defined above at "-- Application of Realized Losses") on the Mortgage Loans in such Mortgage Pool and to achieve and maintain overcollateralization at the required levels for such Mortgage Pool.

         OVERCOLLATERALIZATION. On the Closing Date, the sum of the aggregate Certificate Principal Balance of the Senior Certificates and the aggregate Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to each Mortgage Pool is expected to approximately equal the related Pool Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans in each Mortgage Pool is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the related Senior Certificates and components of the Class M1 and Class M2 Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the related Senior Certificates and the aggregate Component
Principal Amounts of the related components of the Class M1 and Class M2 Certificates to amortize more rapidly than the related Pool Balance, thus creating and maintaining overcollateralization (i.e., the excess of the related Pool Balance over the sum of the aggregate Class Principal Amount of the related Senior Certificates and the aggregate Component Principal Amounts of the related components of the Class M1 and Class M2 Certificates) until the Targeted Overcollateralization Amount for such Mortgage Pool is achieved. However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency for a Mortgage Pool.

         As described herein, to the extent that the Overcollateralization Amount for a Mortgage Pool exceeds the Targeted Overcollateralization Amount for such Mortgage Pool, a portion of the related Principal Remittance Amount will not be applied in reduction of the aggregate Certificate Principal Balance of the Senior Certificates and the aggregate Component Principal Amounts of the components of the Class M1 and Class M2 Certificates related to such Mortgage Pool, but will instead be applied as described below.

         APPLICATION OF MONTHLY EXCESS CASHFLOW. The sum of (i) Pool 1 Monthly Excess Interest for a Distribution Date (see "-- Distributions of Interest -- Interest Distribution Priorities"); (ii) the Aggregate Overcollateralization Release Amount for Pool 1 and (iii) any amounts of Principal Distribution Amount for Pool 1 remaining after making the distributions for Pool 1 (see "-- Distributions of Principal -- Principal Distribution Priorities") for such date will constitute the "Pool 1 Monthly Excess Cashflow" for such Distribution Date. The sum of (i) Pool 2 Monthly Excess Interest for a Distribution Date (see "-- Distributions of Interest -- Interest Distribution Priorities"); (ii) the Aggregate Overcollateralization Release Amount for Pool 2 and (iii) any amounts of Principal Distribution Amount for Pool 2 remaining after making the distributions for Pool 2 (see "-- Distributions of Principal -- Principal Distribution Priorities") for such date will constitute the "Pool 2 Monthly Excess Cashflow" for such Distribution Date. "Monthly Excess Cashflow" means the Pool 1 Monthly Excess Cashflow or the Pool 2 Monthly Excess Cashflow, as the context requires.

             (A) For Pool 1: The Pool 1 Monthly Excess Cashflow and, solely with respect to priority (3) below, amounts held in the Class 1-A1B Reserve Fund, will be distributed in the following order of priority:

                  (1) for each Distribution Date occurring (a) before the
             Stepdown Date for Pool 1 or (b) on or after the Stepdown Date for Pool 1 but for which a Trigger Event for Pool 1 is in effect, then until sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates related to Pool 1 and (ii) the aggregate Component Principal Amount of the components of the Class M1 and Class M2 Certificates related to Pool 1 equals the Target Amount for Pool 1 for such Distribution Date in the following order of priority:

                        (a) to the Class A Certificates related to Pool 1, in
                  accordance with the Senior Priority related to Pool 1, in reduction of their respective Class Principal Amounts until each such class has been reduced to zero;


                        (b) to the M1(1) Component, in reduction of its
                  Component Principal Amount, until the Component Principal Amount of such component has been reduced to zero; and

                        (c) to the M2(1) Component, in reduction of its
                  Component Principal Amount, until the Component Principal Amount of such component has been reduced to zero;

                  (2) for each Distribution Date occurring on or after the
             Stepdown Date for Pool 1 and for which a Trigger Event for Pool 1 is not in effect, in the following order of priority:

                       (a) to the Class A Certificates related to Pool 1, in
                  accordance with the Senior Priority related to Pool 1, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amounts of such Class A Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 1 Senior Target Amount;

                       (b) to the M1(1) Component, in reduction of its Component
                  Principal Amount, until the aggregate Class Principal Amounts of the Class A Certificates related to Pool 1 and the

                  Component Principal Amount of the M1(1) Component, after giving effect to distributions on such Distribution Date, equals the M1(1) Target Amount; and

                       (c) to the M2(1) Component, in reduction of its Component
                  Principal Amount, until the aggregate Class Principal Amounts of the Class A Certificates related to Pool 1, the aggregate Component Principal Amounts of the M1(1) and M2(1) Components, after giving effect to distributions on such Distribution Date, equals the M2(1) Target Amount;

                  (3) from the Class 1-A1B Reserve Fund, first, to the Class
             1-A1B Certificates, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for such class and such Distribution Date and second, to the Class X Certificates pursuant to clause
             (10) below;

                  (4) after the Pool 1 Initial Auction Call Date if the Mortgage
             Loans and other property of Pool 1 have not been sold pursuant to an auction sale, in the following order of priority:

                       (a) to the Class A Certificates related to Pool 1, in
                  accordance with the Senior Priority related to Pool 1, in reduction of their Class Principal Amounts, until the Class Principal Amounts of each such class has been reduced to zero;

                       (b) to the M1(1) Component, in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero; and

                       (c) to the M2(1) Component, in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero;

                  (5) to the Class A Certificates related to Pool 1, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such class and such date (with such calculation with respect to the Class 1-A1B Certificates after giving effect to clause (3) above);

                  (6) to the M1(1) and M1-IO(1) Components, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such component and such date;

                  (7) to the M2(1) and M2-IO(1) Components, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such component and such date;

                  (8) to the M1(1) Component, any Deferred Amount for such
             component and such date;

                  (9) to the M2(1) Component, any Deferred Amount for such
             component and such date;

                  (10) to the Class X Certificates, the amount distributable thereon under the Trust Agreement;

                  (11) to the Class P Certificates, the amount distributable thereon under the Trust Agreement; and

                  (12) to the Class R Certificate, any remaining amount.

             (B) For Pool 2: The Pool 2 Monthly Excess Cashflow will be distributed in the following order of priority:

                  (1) for each Distribution Date occurring (a) before the
             Stepdown Date for Pool 2 or (b) on or after the Stepdown Date for Pool 2 but for which a Trigger Event for Pool 2 is in effect, then until sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates related to Pool 2 and (ii) the aggregate Component Principal Amount of the components of the Class M1 and Class M2 Certificates related to Pool 2 equals the Target Amount for Pool 2 for such Distribution Date in the following order of priority:

                       (a) to the Class A Certificates related to Pool 2, in
                  accordance with the Senior Priority related to Pool 2, in reduction of their respective Class Principal Amounts until each such class has been reduced to zero;

                       (b) to the M1(2) Component, in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero; and

                       (c) to the M2(2) Component, in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero;

                  (2) for each Distribution Date occurring on or after the
             Stepdown Date for Pool 2 and for which a Trigger Event for Pool 2 is not in effect, in the following order of priority:

                       (a) to the Class A Certificates related to Pool 2, in
                  accordance with the Senior Priority related to Pool 2, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amounts of such Class A Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 2 Senior Target Amount;

                       (b) to the M1(2) Component, in reduction of its Component
                  Principal Amount, until the aggregate Class Principal Amounts of the Class A Certificates related to Pool 2 and the Component Principal Amount of the M1(2) Component, after giving effect to distributions on such Distribution Date, equals the M1(2) Target Amount;

                       (c) to the M2(2) Component, in reduction of its Component
                  Principal Amount, until the aggregate Class Principal Amounts of the Class A Certificates related to Pool 2 and the aggregate Component Principal Amounts of the M1(2) and M2(2) Components, after giving effect to distributions on such Distribution Date, equals the M2(2) Target Amount;

                  (3) after the Pool 2 Initial Auction Call Date if the Mortgage
             Loans and other property of Pool 2 have not been sold pursuant to an auction sale, in the following order of priority:

                       (a) to the Class A Certificates related to Pool 2, in
                  accordance with the Senior Priority related to Pool 2, in reduction of their Class Principal Amounts, until the Class Principal Amounts of each such class has been reduced to zero;

                       (b) to the M1(2) Component in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero; and

                       (c) to the M2(2) Component in reduction of its Component
                  Principal Amount, until the Component Principal Amount of such component has been reduced to zero;

                  (4) to the Class A Certificates related to Pool 2, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such class and such date;

                  (5) to the M1(2) and M1-IO(2) Components, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such component and such date;

                  (6) to the M2(2) and M2-IO(2) Components, pro rata based on their respective Net Funds Cap Shortfalls plus all related Unpaid Net Funds Cap Shortfalls, any applicable Net Funds Cap Shortfall and Unpaid Net Funds Cap Shortfall for each such component and such date;

                  (7) to the M1(2) Component, any Deferred Amount for such
             component and such date;

                  (8) to the M2(2) Component, any Deferred Amount for such
             component and such date;

                  (9) to the Class X Certificates, the amount distributable
             thereon under the Trust Agreement;

                  (10) to the Class P Certificates, the amount distributable thereon under the Trust Agreement; and

                  (11) to the Class R Certificate, any remaining amount.

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date for each of the Offered Certificates has been determined to be the Distribution Date in April 2034 based upon the second Distribution Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. As to each class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date. If upon final liquidation of the Trust Fund, Net Liquidation Proceeds from the assets of a Mortgage Pool are less than the outstanding Class Principal Amount (and Component Principal Amount) of the related Offered Certificates and components, such Certificateholders will realize a loss on their investment.

AUCTION CALL OR OPTIONAL PURCHASE OF MORTGAGE LOANS

         Auction Call

         On the later of (a) the earlier of (x) the first Distribution Date on which the Pool Balance for Pool 1, after giving effect to distributions on that date, is less than or equal to 20% of the Pool Balance as of the Cut-off Date or
(y) the Distribution date in February 2009 and (b) the March 2006 Distribution Date, the Trustee (or its agent) will begin to solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property in Pool 1. The next Distribution Date is referred to herein as the "Pool 1 Initial Auction Call Date." The Trustee must sell the assets in Pool 1 to the highest bidder so long as the Trustee has received at least three bids from prospective purchasers (other than the Class R Certificateholder and any of its affiliates) and at least one such bid is equal to the related Minimum Bid Price. This process will be repeated every three months until the related Minimum Bid Price is received. The proceeds of the sale of the assets in Pool 1 will be distributed to the Certificates and components related to Pool 1 on the Distribution Date following the month in which a successful auction occurs. The Trustee will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund if the auction is not successful and from the proceeds of the sale before the proceeds are distributed to such Certificateholders. If such auction is successful, Pool 1 will be terminated (such event, a "Pool 1 Auction Call").

         On the later of (a) the earlier of (x) the first Distribution Date on which the Pool Balance for Pool 2, after giving effect to distributions on that date, is less than or equal to 20% of the Pool Balance as of the Cut-off Date or
(y) the Distribution date in February 2009 and (b) the March 2006 Distribution Date, the Trustee (or its agent) will begin to solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property in Pool 2. The next Distribution Date is referred to herein as the "Pool 2 Initial Auction Call Date." The Trustee must sell the assets in Pool 2 to the highest bidder so long as the Trustee has received at least three bids from prospective purchasers (other than the Class R Certificateholder and any of its affiliates) and at least one such bid is equal to the related Minimum Bid Price. This process will be repeated every three months until the related Minimum Bid Price is received. The proceeds of the sale of the assets in Pool 2 will be distributed to the Certificates and components related to Pool 2 on the Distribution Date following the month in which a successful auction occurs. The Trustee will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund if the auction is not successful and from the proceeds of the sale before the proceeds are distributed to such Certificateholders. If such auction is successful, Pool 2 will be terminated (such event, a "Pool 2 Auction Call").

         o The "Minimum Bid Price" with respect to each Mortgage Pool will equal the greater of (a) the sum of (1) the total unpaid principal balance of the Mortgage Loans in the related Mortgage Pool, (2) interest accrued and unpaid on the Mortgage Loans in the related Mortgage Pool, (3) any unreimbursed servicing advances, fees and expenses of the Master Servicer, the Servicers and the Trustee relating to such Mortgage Pool and (4) with respect to REO Property in the related Mortgage Pool, 70% of the balance of the related Mortgage Loan at the time the related Mortgaged Property became REO Property, and
                  (b) the sum of (1) the aggregate unpaid Certificate Principal Balance of the then-outstanding Senior Certificates related to such Mortgage Pool, (2) the aggregate unpaid Component Principal Amounts of the then-outstanding components of the Class M1 and Class M2 Certificates related to such Mortgage Pool, (3) interest accrued and unpaid on the Certificates (including the Class M1-IO and Class M2-IO Certificates) and related components and (4) any unreimbursed servicing advances, fees, expenses and indemnities of the Master Servicer, the Servicers and the Trustee relating to such Mortgage Pool.

  Optional Purchase of Mortgage Loans

         On the Distribution Date occurring after the March 2006 Distribution Date on which the Aggregate Loan Balance (determined in the aggregate rather than by Mortgage Pool), after giving effect to distributions on such date, is less than or equal to 10% of the Aggregate Loan Balance as of the Cut-off Date, if the property in the Trust Fund has not been sold as described above, the Master Servicer, with the consent of the Seller (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property in the Trust Fund being purchased and (c) any unreimbursed servicing advances and certain amounts owed to the Trustee for the related Distribution Date (the "Purchase Price"). The Master Servicer and the Servicers will be reimbursed from the Purchase Price for any outstanding Advances and servicing advances and unpaid Servicing Fees and the Trustee will be reimbursed for certain expenses. If such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination").

         The Trust Fund will be terminated on the earlier to occur of (i) the Optional Termination or (ii) the later of the Pool 1 Auction Call or Pool 2 Auction Call.

THE TRUSTEE

         LaSalle Bank National Association will be the Trustee under the Trust Agreement (in such capacity, the "Trustee"). The Trustee will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. The Trustee will also be entitled to customary indemnification and reimbursement for certain expenses prior to distributions of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distributions thereon and for all other purposes is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group -- LABS 2004-1, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

         Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Mortgage Loans as of March 1, 2004 (the "Cut-off Date"). Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or the specified Pool of Mortgage Loans) as of the Cut-off Date (the "Cut-off Date Balance").

         On the Closing Date, the Mortgage Loans will primarily consist of approximately 918 conventional, fixed rate, fully-amortizing, first lien residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance of approximately $528,822,944.

         Approximately 0.33% of the Mortgage Loans were made to employees of the Underwriter or its affiliates (the "Employee Mortgage Loans"). The Employee Mortgage Loans were originated at a Mortgage Rate equal to the then current interest rate for mortgage loans less 0.25% per annum (the "Employee Discount Rate"). In the event a borrower ceases to be an employee of the Underwriter or any of its affiliates, the Mortgage Rate on the related Employee Mortgage Loan will increase by the amount of the Employee Discount Rate. Interest on the Employee Mortgage Loans due to the elimination of the Employee Discount Rate will be distributed to the Class E Certificates.

         The Mortgage Loans were acquired by Lehman Brothers Holdings Inc. ("Lehman Holdings" or the "Seller") from various originators (various banks, savings and loan and other mortgage lending institutions originating Mortgage Loans are referred to herein as the "Originators"). The largest percentage of originations (as a percentage of the Cut-off Date Balance) were made by Aurora Loan Services Inc. ("Aurora") or Lehman Brothers Bank, FSB ("Lehman Bank") in accordance with the Lehman Bank Underwriting Guidelines (as defined herein) (approximately 94.41%). The Lehman Bank Underwriting Guidelines and the underwriting guidelines generally applied by Originators other than Aurora and Lehman Bank in originating the Mortgage Loans are described at "Underwriting Guidelines" below. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Trust Agreement -- Assignment of Mortgage Loans."

         Approximately 40.88%, 26.49% and 11.02% of the Mortgage Loans were originated under "limited documentation," "no documentation" or "no ratio documentation" programs, respectively, pursuant to which limited or no information was obtained regarding borrowers' income or employment and there was limited or no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. Except as otherwise noted below, the Seller will make only limited representations and warranties with respect to the Mortgage Loans. See "Trust Agreement -- Assignment of Mortgage Loans" herein.

         All of the Mortgage Loans in the Trust Fund are fixed rate Mortgage Loans. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months. All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (each, a "Mortgaged Property"), substantially all of which consist of one-to-four family dwelling units, individual condominium units, shares issued by cooperative housing and related leasehold interests or individual units in planned unit developments.

         Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building.

         Approximately 2.64% and 1.82% of the Mortgage Loans in Pool 1 and Pool 2, respectively, have original Loan-to-Value Ratios in excess of 80% ("80+ LTV Loans"). The "Loan-to-Value Ratio" of a

Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. All of the 80+ LTV Loans in Pool 1 and Pool 2 are covered by existing primary mortgage insurance policies acquired by the borrowers from various mortgage insurance companies.

         Approximately 0.30% and 33.22% of the Mortgage Loans in Pool 1 provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following origination of the Mortgage Loan. Approximately 0.12% and 27.75% of the Mortgage Loans in Pool 2 provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following origination of the Mortgage Loan. Following that five or ten year period, as the case may be, the monthly payment with respect to each of these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate.

         Approximately 46.92% and 48.16% of the Mortgage Loans in Pool 1 and Pool 2, respectively, provide for payment by the borrower of a prepayment penalty (each, a "Prepayment Premium") during the first six months to five years after origination (the "Penalty Period"). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months' interest on any amount prepaid in excess of 20%. No Prepayment Premium is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Premiums during the applicable Penalty Period. Prepayment Premiums will either be distributed to the related Class P Certificates or retained by the related Servicer (in the case where the Seller does not currently own the servicing rights with respect to such Mortgage Loans) and, accordingly, will not be available to make distributions on the Offered Certificates.

         As of the Cut-off Date, approximately $1,868,577 of the Mortgage Loans in Pool 1, representing approximately 0.82% of the Mortgage Loans in Pool 1, were one Scheduled Payment delinquent. As of the Cut-off Date, approximately $1,910,153 of the Mortgage Loans in Pool 2, representing approximately 0.63% of the Mortgage Loans in Pool 2, were one Scheduled Payment delinquent. As of the Cut-off Date, none of the Mortgage Loans was two Scheduled Payments or more delinquent.

         As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be "high cost" loans under any applicable federal, state or local anti-predatory or anti-abusive lending laws.

         The Seller will represent that as of the date of origination, none of the Mortgage Loans were in violation of the Home Ownership and Equity Protection Act of 1994 or any other applicable federal, state or local anti-predatory or anti-abusive lending laws.

STATISTICAL CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

         The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans ..................................  385
   Total Scheduled Principal Balance .........................  $227,693,045.31
   Mortgage Rates:
     Weighted Average ........................................  6.117%
     Range ...................................................  4.875% to 7.000%
   Weighted Average Remaining Term to Maturity (months) ......  358

         The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $44,841 to $2,580,000. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $591,411.

         The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 62.28%, and approximately 2.64% of such Pool 1 Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

         No more than approximately 2.56% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS




                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                                                  AGGREGATE           BY AGGREGATE
           RANGE OF SCHEDULED                 NUMBER OF           SCHEDULED             SCHEDULED
         PRINCIPAL BALANCES ($)            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------   ----------------   -------------------   ------------------
        0.01 to     50,000.00 .........            1          $      44,841.36             0.02%
   50,000.01 to   100,000.00 ..........           25              1,914,242.55             0.84
  100,000.01 to   150,000.00 ..........           22              2,631,115.76             1.16
  150,000.01 to   200,000.00 ..........           33              5,927,844.60             2.60
  200,000.01 to   250,000.00 ..........           18              4,061,147.49             1.78
  250,000.01 to   300,000.00 ..........           24              6,630,220.99             2.91
  300,000.01 to   350,000.00 ..........           40             13,264,559.36             5.83
  350,000.01 to   400,000.00 ..........           30             11,582,877.71             5.09
  400,000.01 to   450,000.00 ..........           23              9,806,734.02             4.31
  450,000.01 to   500,000.00 ..........           31             14,826,360.06             6.51
  500,000.01 to   550,000.00 ..........            9              4,681,394.77             2.06
  550,000.01 to   600,000.00 ..........           13              7,599,962.05             3.34
  600,000.01 to   650,000.00 ..........           14              8,860,653.02             3.89
  650,000.01 to   700,000.00 ..........            4              2,779,280.55             1.22
  700,000.01 to   750,000.00 ..........            2              1,458,000.00             0.64
  750,000.01 to   800,000.00 ..........            3              2,361,163.84             1.04
  800,000.01 to   850,000.00 ..........            3              2,496,098.71             1.10
  850,000.01 to   900,000.00 ..........            2              1,744,413.68             0.77
  950,000.01 to 1,000,000.00 ..........            5              4,967,558.37             2.18
1,000,000.01 to 1,250,000.00 ..........           21             24,373,936.83            10.70
1,250,000.01 to 1,500,000.00 ..........           44             62,448,119.64            27.43
1,500,000.01 to 1,750,000.00 ..........            6              9,734,385.30             4.28
1,750,000.01 to 2,000,000.00 ..........           11             20,918,134.65             9.19
2,500,000.01 to 2,750,000.00 ..........            1              2,580,000.00             1.13
                                                 ---          ----------------           ------
 Total ................................          385          $ 227,693,045.31           100.00%
                                                 ===          ================           ======

         The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in Pool 1 is approximately $591,411.


                    MORTGAGE RATES -- POOL 1 MORTGAGE LOANS




                                                                       PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                                   AGGREGATE           BY AGGREGATE
        RANGE OF               NUMBER OF           SCHEDULED             SCHEDULED
   MORTGAGE RATES (%)       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------   ----------------   -------------------   ------------------
4.501 to 5.000 .........            2          $   1,126,820.42             0.49%
5.001 to 5.500 .........           32             11,680,661.00             5.13
5.501 to 6.000 .........          172            105,275,102.18            46.24
6.001 to 6.500 .........           84             62,643,726.00            27.51
6.501 to 7.000 .........           95             46,966,735.71            20.63
                                  ---          ----------------           ------
 Total .................          385          $ 227,693,045.31           100.00%
                                  ===          ================           ======

         The weighted average Mortgage Rate for Mortgage Loans in Pool 1 is approximately 6.117%.

               ORIGINAL TERM TO MATURITY -- POOL 1 MORTGAGE LOANS




                                                                  PERCENTAGE OF
                                                                 MORTGAGE LOANS
                                              AGGREGATE           BY AGGREGATE
  ORIGINAL TERM TO        NUMBER OF           SCHEDULED             SCHEDULED
 MATURITY (MONTHS)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------   ----------------   -------------------   ------------------
360 ...............         385            $ 227,693,045.31         100.00%
                            ---            ----------------         ------
 Total ............         385            $ 227,693,045.31         100.00%
                            ===            ================         ======

     The weighted average original term to maturity for Mortgage Loans in Pool 1 is approximately 360 months.


              REMAINING TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS




                                                                            PERCENTAGE OF
                                                                           MORTGAGE LOANS
                                                        AGGREGATE           BY AGGREGATE
 RANGE OF REMAINING TERMS TO        NUMBER OF           SCHEDULED             SCHEDULED
      MATURITY (MONTHS)          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   -------------------   ------------------
241 to 360 ..................         385           $ 227,693,045.31            100.00%
                                      ---           ----------------            ------
 Total ......................         385           $ 227,693,045.31            100.00%
                                      ===           ================            ======

         The weighted average remaining term to maturity for Mortgage Loans in Pool 1 is approximately 358 months.


             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS




                                                                                  PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                                              AGGREGATE           BY AGGREGATE
              RANGE OF                    NUMBER OF           SCHEDULED             SCHEDULED
 ORIGINAL LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------   ----------------   -------------------   ------------------
10.01 to  20.00 ...................            1          $     499,569.51             0.22%
20.01 to  30.00 ...................            5              3,790,748.03             1.66
30.01 to  40.00 ...................           15              6,715,109.64             2.95
40.01 to  50.00 ...................           42             29,776,022.50            13.08
50.01 to  60.00 ...................           63             59,837,424.28            26.28
60.01 to  70.00 ...................           99             72,720,097.44            31.94
70.01 to  80.00 ...................          134             48,339,247.73            21.23
80.01 to  90.00 ...................           15              3,457,953.88             1.52
90.01 to 100.00 ...................           11              2,556,872.30             1.12
                                             ---          ----------------           ------
 Total ............................          385          $ 227,693,045.31           100.00%
                                             ===          ================           ======

         The weighted average original loan-to-value ratio for Mortgage Loans in Pool 1 is approximately 62.28%.

                GEOGRAPHIC DISTRIBUTION -- POOL 1 MORTGAGE LOANS


                                                                        PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                                    AGGREGATE           BY AGGREGATE
                                NUMBER OF           SCHEDULED             SCHEDULED
 GEOGRAPHIC DISTRIBUTION     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------   ----------------   -------------------   ------------------
California ..............          150          $  113,697,704.96           49.93%
New York ................           19              15,902,004.35            6.98
Colorado ................           34              14,757,837.19            6.48
Texas ...................           24              10,705,054.48            4.70
Hawaii ..................            9               9,631,333.35            4.23
Virginia ................           13               6,591,386.73            2.89
Florida .................           16               5,944,241.00            2.61
Maryland ................           11               5,272,683.21            2.32
South Carolina ..........            8               5,204,683.49            2.29
Nevada ..................            7               5,119,543.19            2.25
Other ...................           94              34,866,573.36           15.31
                                   ---          -----------------          ------
 Total ..................          385          $  227,693,045.31          100.00%
                                   ===          =================          ======

                     PROPERTY TYPE -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                MORTGAGE LOANS
                                                             AGGREGATE           BY AGGREGATE
                                         NUMBER OF           SCHEDULED             SCHEDULED
           PROPERTY TYPE              MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------   ----------------   -------------------   ------------------
Single Family ....................          250          $  156,347,765.43           68.67%
Planned Unit Development .........           78              45,528,203.72           20.00
Two- to Four-Family ..............           34              16,901,753.08            7.42
Condominium ......................           21               7,493,666.80            3.29
Cooperative ......................            2               1,421,656.28            0.62
                                            ---          -----------------          ------
 Total ...........................          385          $  227,693,045.31          100.00%
                                            ===          =================          ======

                     LOAN PURPOSE -- POOL 1 MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                           MORTGAGE LOANS
                                                        AGGREGATE           BY AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   -------------------   ------------------
Cash Out Refinance ..........         135           $  94,912,618.02            41.68%
Purchase ....................         143              67,449,416.35            29.62
Rate/Term Refinance .........         107              65,331,010.94            28.69
                                      ---           ------------------         ------
 Total ......................         385           $ 227,693,045.31           100.00%
                                      ===           ==================         ======

                   OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS




                                                                     PERCENTAGE OF
                                                                    MORTGAGE LOANS
                                                 AGGREGATE           BY AGGREGATE
                             NUMBER OF           SCHEDULED             SCHEDULED
   OCCUPANCY STATUS       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------   ----------------   -------------------   ------------------
Primary Home .........          289          $  181,168,065.41           79.57%
Investment ...........           69              24,914,677.49           10.94
Second Home ..........           27              21,610,302.41            9.49
                                ---          -----------------          ------
 Total ...............          385          $  227,693,045.31          100.00%
                                ===          =================          ======

                  LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS




                                                                               PERCENTAGE OF
                                                                              MORTGAGE LOANS
                                                           AGGREGATE           BY AGGREGATE
                                       NUMBER OF           SCHEDULED             SCHEDULED
       LOAN DOCUMENTATION           MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------   ----------------   -------------------   ------------------
Limited Documentation ..........          156          $  90,135,468.27            39.59%
Full Documentation .............          102             61,374,678.60            26.96
No Documentation ...............           98             54,984,749.07            24.15
No Ratio Documentation .........           29             21,198,149.37             9.31
                                          ---          ----------------           ------
 Total .........................          385          $ 227,693,045.31           100.00%
                                          ===          ================           ======

              PREPAYMENT PREMIUM (YEARS) -- POOL 1 MORTGAGE LOANS




                                                                           PERCENTAGE OF
                                                                          MORTGAGE LOANS
                                                       AGGREGATE           BY AGGREGATE
                                   NUMBER OF           SCHEDULED             SCHEDULED
 PREPAYMENT PREMIUM (YEARS)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------   ----------------   -------------------   ------------------
No Penalty .................          233          $  120,859,101.87           53.08%
0.500 ......................            3               1,717,443.07            0.75
0.583 ......................            2               1,036,248.20            0.46
0.667 ......................            5               2,519,300.98            1.11
1.000 ......................            3               2,567,547.20            1.13
3.000 ......................           23              13,213,702.42            5.80
5.000 ......................          116              85,779,701.57           37.67
                                      ---          -----------------          ------
 Total .....................          385          $  227,693,045.31          100.00%
                                      ===          =================          ======

STATISTICAL CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

         The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans .................................   533
   Total Scheduled Principal Balance ........................   $301,129,898.71
   Mortgage Rates:
     Weighted Average .......................................   6.093%
     Range ..................................................   4.875% to 7.500%
   Weighted Average Remaining Term to Maturity (months) .....   358

         The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $52,700 to $1,950,000. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $564,972.


         The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 62.33%, and approximately 1.82% of such Pool 2 Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.


         No more than approximately 1.85% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.


         The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS




                                                                                     PERCENTAGE OF
                                                                                    MORTGAGE LOANS
                                                                 AGGREGATE           BY AGGREGATE
          RANGE OF SCHEDULED                 NUMBER OF           SCHEDULED             SCHEDULED
        PRINCIPAL BALANCES ($)            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------------   ----------------   -------------------   ------------------
   50,000.01 to   100,000.00 .........            8          $     558,465.28             0.19%
  100,000.01 to   150,000.00 .........            7                871,687.04             0.29
  150,000.01 to   200,000.00 .........            6              1,031,319.42             0.34
  200,000.01 to   250,000.00 .........            7              1,540,486.59             0.51
  250,000.01 to   300,000.00 .........            2                534,852.55             0.18
  300,000.01 to   350,000.00 .........           18              6,085,951.40             2.02
  350,000.01 to   400,000.00 .........           43             16,246,035.20             5.40
  400,000.01 to   450,000.00 .........           70             30,491,783.31            10.13
  450,000.01 to   500,000.00 .........          105             50,373,647.78            16.73
  500,000.01 to   550,000.00 .........           46             24,236,501.71             8.05
  550,000.01 to   600,000.00 .........           44             25,320,268.05             8.41
  600,000.01 to   650,000.00 .........           64             40,684,123.10            13.51
  650,000.01 to   700,000.00 .........            8              5,447,171.25             1.81
  700,000.01 to   750,000.00 .........           14             10,273,149.19             3.41
  750,000.01 to   800,000.00 .........           11              8,541,377.59             2.84
  800,000.01 to   850,000.00 .........           16             13,221,890.62             4.39
  850,000.01 to   900,000.00 .........           12             10,610,074.12             3.52
  900,000.01 to   950,000.00 .........           10              9,315,676.84             3.09
  950,000.01 to 1,000,000.00 .........           34             33,680,105.05            11.18
1,000,000.01 to 1,250,000.00 .........            1              1,200,000.00             0.40
1,250,000.01 to 1,500,000.00 .........            5              7,390,332.62             2.45
1,500,000.01 to 1,750,000.00 .........            1              1,525,000.00             0.51
1,750,000.01 to 2,000,000.00 .........            1              1,950,000.00             0.65
                                                ---          ----------------           ------
 Total ...............................          533          $ 301,129,898.71           100.00%
                                                ===          ================           ======

         The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in Pool 2 is approximately $564,972.


                    MORTGAGE RATES -- POOL 2 MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                                      MORTGAGE LOANS
                                                   AGGREGATE           BY AGGREGATE
        RANGE OF               NUMBER OF           SCHEDULED             SCHEDULED
   MORTGAGE RATES (%)       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------   ----------------   -------------------   ------------------
4.501 to 5.000 .........            3          $   1,941,058.59             0.64%
5.001 to 5.500 .........           33             18,837,248.71             6.26
5.501 to 6.000 .........          179            101,993,606.57            33.87
6.001 to 6.500 .........          268            152,499,165.15            50.64
6.501 to 7.000 .........           47             25,377,185.35             8.43
7.001 to 7.500 .........            3                481,634.34             0.16
                                  ---          ----------------           ------
 Total .................          533          $ 301,129,898.71           100.00%
                                  ===          ================           ======

         The weighted average Mortgage Rate for Mortgage Loans in Pool 2 is approximately 6.093%.

               ORIGINAL TERM TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                 MORTGAGE LOANS
                                              AGGREGATE           BY AGGREGATE
  ORIGINAL TERM TO        NUMBER OF           SCHEDULED             SCHEDULED
 MATURITY (MONTHS)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------   ----------------   -------------------   ------------------
360 ...............          533          $ 301,129,898.71            100.00%
                             ---          ----------------            ------
 Total ............          533          $ 301,129,898.71            100.00%
                             ===          ================            ======

         The weighted average original term to maturity for Mortgage Loans in Pool 2 is approximately 360 months.


              REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS


                                                                            PERCENTAGE OF
                                                                           MORTGAGE LOANS
                                                        AGGREGATE           BY AGGREGATE
 RANGE OF REMAINING TERMS TO        NUMBER OF           SCHEDULED             SCHEDULED
      MATURITY (MONTHS)          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   -------------------   ------------------
241 to 360 ..................          533           $ 301,129,898.71            100.00%
                                       ---           ----------------            ------
 Total ......................          533           $ 301,129,898.71            100.00%
                                       ===           ================            ======

     The weighted average remaining term to maturity for Mortgage Loans in Pool 2 is approximately 358 months.


             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS

                                                                                  PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                                              AGGREGATE           BY AGGREGATE
              RANGE OF                    NUMBER OF           SCHEDULED             SCHEDULED
 ORIGINAL LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------   ----------------   -------------------   ------------------
10.01 to  20.00 ...................            1          $     500,000.00             0.17%
20.01 to  30.00 ...................            5              3,056,978.49             1.02
30.01 to  40.00 ...................           17             12,882,938.63             4.28
40.01 to  50.00 ...................           65             41,696,148.91            13.85
50.01 to  60.00 ...................           90             60,385,326.40            20.05
60.01 to  70.00 ...................          171            102,917,577.14            34.18
70.01 to  80.00 ...................          165             74,221,177.15            24.65
80.01 to  90.00 ...................           15              4,272,906.35             1.42
90.01 to 100.00 ...................            4              1,196,845.64             0.40
                                             ---          ----------------           ------
 Total ............................          533          $ 301,129,898.71           100.00%
                                             ===          ================           ======

         The weighted average original loan- to -value ratio for Mortgage Loans in Pool 2 is approximately 62.33%.

                GEOGRAPHIC DISTRIBUTION -- POOL 2 MORTGAGE LOANS


                                                                        PERCENTAGE OF
                                                                       MORTGAGE LOANS
                                                    AGGREGATE           BY AGGREGATE
                                NUMBER OF           SCHEDULED             SCHEDULED
 GEOGRAPHIC DISTRIBUTION     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------   ----------------   -------------------   ------------------
California ..............          297          $  180,307,303.23           59.88%
New York ................           48              28,013,451.18            9.30
Colorado ................           20              12,058,996.87            4.00
Hawaii ..................           19              11,055,602.26            3.67
Massachusetts ...........           12               6,775,422.44            2.25
Maryland ................           13               6,677,543.93            2.22
Washington ..............           15               5,749,839.17            1.91
Florida .................           12               5,178,249.89            1.72
Georgia .................            9               5,098,180.07            1.69
Arizona .................           12               5,039,773.41            1.67
Other ...................           76              35,175,536.26           11.68
                                   ---          -----------------          ------
 Total ..................          533          $  301,129,898.71          100.00%
                                   ===          =================          ======

                     PROPERTY TYPE -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                MORTGAGE LOANS
                                                             AGGREGATE           BY AGGREGATE
                                         NUMBER OF           SCHEDULED             SCHEDULED
           PROPERTY TYPE              MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------   ----------------   -------------------   ------------------
Single Family ....................          347          $  199,743,093.53           66.33%
Two- to Four-Family ..............           92              50,373,025.24           16.73
Planned Unit Development .........           65              34,058,305.78           11.31
Condominium ......................           26              15,052,938.62            5.00
Cooperative ......................            3               1,902,535.54            0.63
                                            ---          -----------------          ------
 Total ...........................          533          $  301,129,898.71          100.00%
                                            ===          =================          ======

                     LOAN PURPOSE -- POOL 2 MORTGAGE LOANS


                                                                            PERCENTAGE OF
                                                                           MORTGAGE LOANS
                                                        AGGREGATE           BY AGGREGATE
                                    NUMBER OF           SCHEDULED             SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   -------------------   ------------------
Cash Out Refinance ..........         197           $  123,840,988.00           41.13%
Rate/Term Refinance .........         181               99,797,958.64           33.14
Purchase ....................         155               77,490,952.07           25.73
                                      ---          -------------------         -------
 Total ......................         533           $  301,129,898.71          100.00%
                                      ===          ===================         =======

                   OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS




                                                                     PERCENTAGE OF
                                                                    MORTGAGE LOANS
                                                 AGGREGATE           BY AGGREGATE
                             NUMBER OF           SCHEDULED             SCHEDULED
   OCCUPANCY STATUS       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------   ----------------   -------------------   ------------------
Primary Home .........          408          $  240,466,121.52           79.85%
Investment ...........           96              42,291,932.87           14.04
Second Home ..........           29              18,371,844.32            6.10
                                ---          -----------------          ------
 Total ...............          533          $  301,129,898.71          100.00%
                                ===          =================          ======

                  LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS




                                                                               PERCENTAGE OF
                                                                              MORTGAGE LOANS
                                                           AGGREGATE           BY AGGREGATE
                                       NUMBER OF           SCHEDULED             SCHEDULED
       LOAN DOCUMENTATION           MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------   ----------------   -------------------   ------------------
Limited Documentation ..........          216          $  126,028,271.20           41.85%
No Documentation ...............          142              85,121,880.35           28.27
Full Documentation .............          114              52,909,961.01           17.57
No Ratio Documentation .........           61              37,069,786.15           12.31
                                          ---          -----------------          ------
 Total .........................          533          $  301,129,898.71          100.00%
                                          ===          =================          ======

              PREPAYMENT PREMIUM (YEARS) -- POOL 2 MORTGAGE LOANS




                                                                           PERCENTAGE OF
                                                                          MORTGAGE LOANS
                                                       AGGREGATE           BY AGGREGATE
                                   NUMBER OF           SCHEDULED             SCHEDULED
 PREPAYMENT PREMIUM (YEARS)     MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------   ----------------   -------------------   ------------------
No Penalty .................          267          $  156,103,335.56           51.84%
0.500 ......................           18              12,045,122.95            4.00
0.583 ......................            8               4,547,857.50            1.51
0.667 ......................           19               9,647,394.25            3.20
1.000 ......................            9               5,881,723.57            1.95
2.000 ......................            1                 453,600.00            0.15
3.000 ......................           20               9,709,978.40            3.22
5.000 ......................          191             102,740,886.48           34.12
                                      ---          -----------------          ------
 Total .....................          533          $  301,129,898.71          100.00%
                                      ===          =================          ======

                            ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to a Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pools. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website at "www.etrustee.net." Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at its Corporate Trust Office. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.


                            UNDERWRITING GUIDELINES

         The Mortgage Loans have been originated or acquired by the various Originators or their correspondents in accordance with such Originator's underwriting standards and guidelines (each, the "Underwriting Guidelines"). Approximately 94.41% of the Mortgage Loans were originated or acquired in accordance with the Underwriting Guidelines established by Aurora and Lehman Brothers (the "Lehman Bank Underwriting Guidelines"). The remainder of the Mortgage Loans included in the Trust Fund were originated by various third-party originators in accordance with the Underwriting Guidelines established by each of them which are described below under "-- General Underwriting Guidelines" (the "General Underwriting Guidelines"). Such General Underwriting Guidelines differ among the various Originators in various areas. The following are general summaries of the Lehman Bank Underwriting Guidelines and the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by Lehman Bank and Aurora or the other Originators, as applicable. This discussion, however, does not purport to be a complete description of the underwriting standards of any of the Originators.


LEHMAN BANK UNDERWRITING GUIDELINES

         The Lehman Bank Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Lehman Bank's Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, Aurora may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans originated by Aurora may represent underwriting exceptions.

         Lehman Bank's Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property (and generally in the case of mortgaged property with a loan amount exceeding $650,000, two appraisals) by qualified independent appraisers that conform to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by Aurora and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The Lehman Bank Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Aurora and each originator from which Aurora acquires mortgage loans requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         In general, a substantial majority of the Mortgage Loans originated or acquired by Aurora were originated consistent with and generally conform to "full documentation," "limited documentation," or "no ratio documentation" residential loan programs.

         Verification of employment, income and assets in a Mortgage Loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

         Certain of the Mortgage Loans originated by Aurora were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

         For a description of Aurora, see "The Master Servicer" herein.


GENERAL UNDERWRITING GUIDELINES

         The General Underwriting Guidelines applied by the Originators other than Aurora and Lehman Bank are generally not as strict as Fannie Mae or Freddie Mac guidelines. The General Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case by-case basis, the Originators may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratios, relatively low debt to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans originated by the Originators may represent such underwriting exceptions.

         The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by qualified independent appraisers (and in cases of certain high balance mortgage loans, two appraisals) that conform to Fannie Mae and Freddie Mac standards and
(2) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending on the amount of property data available, the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal (or a drive-by review appraisal) by another independent appraiser. Such appraisal will generally include a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The General Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 100% (or, with respect to certain Mortgage Loans, up to 103%) for the highest credit grading category, depending on the creditworthiness of the borrower, and, in some cases, the type and use of the property, the debt-to-income ratio and the purpose of the loan application. Under the General Underwriting Guidelines, the amount in combined loan-to-value ratio for purchase among mortgage loans may differ from these applicable to refinancings.


         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.


         In general, a substantial majority of the Mortgage Loans originated under the General Underwriting Guidelines were originated consistent with and generally conform to "full documentation," "limited documentation", "no ratio documentation" or "no documentation" residential loan programs.


         Verification of employment, income and assets in a Mortgage Loan file is dependent on the documentation program. For "full documentation" program loans, documentation substantially consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current employment, a two year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio documentation" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets, although generally more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).


         Certain of the Mortgage Loans were originated or acquired by the Originators under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

                              THE MASTER SERVICER

         The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Trustee, the Seller, the Underwriter or any other Servicer makes any representation or warranty as to the accuracy or completeness of this information.

         Aurora is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

         Aurora's executive offices and centralized real estate master servicing facility are located at 10350 Park Meadows Drive, Littleton, Colorado 80124, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

         As of December 31, 2003 Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $49.26 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.


                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)




                                                                               AS OF DECEMBER 31,
                                                                   ------------------------------------------
                                                                       2001           2002           2003
                                                                   ------------   ------------   ------------
Total balance of mortgage loans serviced .......................     $ 10,490       $ 21,196       $ 43,455
Percentage of mortgage loans delinquent by period of
  delinquency(1)(2)(3)
  30 to 59 days .................................................        3.43%          3.37%          1.87%
  60 to 89 days .................................................        1.33%          1.28%          0.43%
  90 days or more ...............................................        1.23%          2.36%          0.51%
                                                                     --------       --------       --------
Total percentage of mortgage loans delinquent(1)(2)(3) .........         5.99%          7.01%          2.81%
In foreclosure (excluding bankruptcies)(1)(2) ..................         0.91%          0.75%          1.24%
In bankruptcy(2) ...............................................         0.67%          0.54%          0.38%
                                                                     --------       --------       --------
Total(2) .......................................................         7.57%          8.30%          4.43%
                                                                     ========       ========       ========

----------
(1) Total portfolio and delinquency information is for conventional and subprime loans only, excluding bankruptcies.

(2) For all periods prior to 2003, the percentages are based on the average principal balances of the mortgage loans. For the December 31, 2003 period, the percentages are based on the actual principal balance of each mortgage loan.

(3) The MBS method for conventional loans and the ABS method for subprime loans are used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.


         The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

         The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

         As Master Servicer, Aurora will monitor the performance of the Primary Servicers of the Mortgage Loans (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not, however, be ultimately responsible for the servicing of the Mortgage Loans (other than for those Mortgage Loans for which Aurora also acts in the capacity of a primary Servicer), except to the extent described under "Servicing of the Mortgage Loans" below.


                                 THE SERVICERS


GENERAL

         As of the Closing Date, the servicers of the Mortgage Loans will include Aurora, Colonial Savings, F.A., SIB Mortgage Corp. ("SIB Mortgage"), Pinnacle Financial Corporation ("Pinnacle"), Central Carolina Bank ("CCB") and National City Mortgage Corp. (collectively, the "Servicers"). At closing, Aurora will service approximately 95.93% of the Mortgage Loans (by Cut-off Date Balance). It is anticipated that all of the Mortgage Loans currently serviced by SIB Mortgage, Pinnacle and CCB will be subject to a servicing transfer to Aurora within thirty days following the Closing Date. After this servicing transfer, it is anticipated that Aurora will service approximately 98.29% (by Cut-off Date Balance) of the Mortgage Loans. In addition, substantially all the Mortgage Loans serviced by Aurora may be subject to a servicing transfer at any time.

         The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the servicing agreement between the Seller and the related Servicer (each, a "Servicing Agreement"). Each of the Trustee and the Master Servicer are either parties or third-party beneficiaries under each Servicing Agreement and can enforce the rights of the Seller thereunder. See "Servicing of the Mortgage Loans" below.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-- Servicing Compensation and Payment of Expenses" "-- Prepayment Interest Shortfalls" and "-- Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Trust Agreement; however, the Master Servicer is not required to undertake the servicing of the related Mortgage Loans itself.

         Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. In addition, under each Servicing Agreement, the Seller retains the right to terminate the related Servicer, without cause, upon thirty days' notice, subject to certain conditions set forth in the Servicing Agreement and the Trust Agreement. Any such termination requires the consent of the Master Servicer (except in the case where Aurora is the primary Servicer) and the Trustee and, except in the case where the successor servicer is already a servicer of Mortgage Loans for the Trust Fund, receipt of written confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for master servicing, the Master Servicer is entitled each month to retain all investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Trustee on the date which occurs two business days before the related Distribution Date (the "Master Servicing Fee").

         A monthly fee (the "Servicing Fee") will be payable to each Servicer with respect to each Mortgage Loan serviced by them, calculated at a per annum rate equal to 0.25%, in each case calculated on the outstanding balance of each related Mortgage Loan (the "Servicing Fee Rate"). Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the related Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts.

         The Servicing Fees are subject to reduction as described below under "-- Prepayment Interest Shortfalls." See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

         When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer as discussed herein.

ADVANCES

         Each Servicer will generally be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans adjusted to the related Mortgage Rate less the Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

         The Master Servicer and the Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

         The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and
(2) any other exceptions set forth in such statement.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

         If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the amount of Certificateholders set forth in the Trust Agreement, terminate the Master Servicer, and the Trustee shall either appoint a successor Master Servicer in accordance with the Trust Agreement or succeed to the responsibilities of the Master Servicer. See "The Trust Agreement -- Event of Default; Rights Upon Event of Default" herein.

         If a Servicer is in material default in its obligations under the applicable Servicing Agreement, the Master Servicer shall terminate the defaulting Servicer and shall either appoint a successor Servicer, in accordance with the applicable Servicing Agreement or, at its option, succeed to the responsibilities of the terminated Servicer.

                              THE TRUST AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of March 1, 2004 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide or make available to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to the Trustee at its Corporate Trust Office.

ASSIGNMENT OF MORTGAGE LOANS

         The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the applicable Servicer and the applicable Prepayment Premium.

         As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, the original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

         One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

REPRESENTATIONS AND WARRANTIES

         The Mortgage Loans were either (i) purchased pursuant to various transfer agreements (each, a "Sale Agreement") by the Seller directly from various transferors (each, a "Transferor") or purchased by Lehman Bank from various Transferors under a Sale Agreement and subsequently assigned to the Seller, together with all rights and obligations of the Lehman Bank under the such related Sale Agreement (the "Transferred Mortgage Loans") or (ii) originated by the Lehman Bank or Aurora and subsequently assigned to the Seller (the "Lehman Originated Mortgage Loans").

         Pursuant to the terms of each Sale Agreement each Transferor has made to the Seller, as direct purchaser or assignee, as of the date of (or provided in) the applicable agreement (each such date, a

"Sale Date") certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to the following: (1) any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty; (2) immediately prior to the transfer and assignment of the Mortgage Loans the Transferor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan; (3) with respect to first lien Mortgage Loans, each mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair; (4) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and (5) each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent). The Seller's rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to a mortgage loan sale and assignment agreement (the "Sale and Assignment Agreement") and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Offered Certificates pursuant to the Trust Agreement. With respect to any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement concerning such Lehman Originated Mortgage Loans that generally include representations and warranties similar to those summarized above, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Offered Certificates pursuant to the Trust Agreement. Within the period of time specified in the Trust Agreement following its discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

         In addition, pursuant to the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach is a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Mortgage Loans that any and all requirements of any federal, state or local law applicable to the origination of each Mortgage Loan have been complied with and that no Mortgage Loan is a "high-cost" mortgage loan under any applicable federal, state or local predatory or abusive lending law. In the event of a breach of those representations, the Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

         To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the related Offered Certificates, in particular the Class M1 and Class M2 Certificates, may incur a loss.

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under the Trust Agreement generally include, among other things:

         o any failure by the Master Servicer to distribute or remit any required payment that continues unremedied for two business days after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount of each class of Certificates affected thereby;

         o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of a class evidencing not less than 25% of the Class Principal Amount of each class of Certificates affected thereby; and

         o certain event in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or any Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of the Trust Agreement relating to the servicing of the Mortgage Loans. See, "The Agreements -- Events of Default; Rights Upon Event of Default" in the prospectus.

         No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than a percentage specified in the Trust Agreement of the aggregate outstanding principal amount of the Certificates have made written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for a number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

VOTING RIGHTS

         At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates and the Class R Certificates as provided below. The portion of such voting rights allocated to the Offered Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights shall be allocated to the Class R Certificates. At all times during the term of the Trust Fund, the holders of the Class P, Class E and Class X Certificates shall each be allocated 1% of the voting rights, so long as they are outstanding. The voting rights allocation to any class of Certificates shall be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

         The yields to maturity (or to early redemption) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools and the application of excess interest available from the related Mortgage Pool or Mortgage Pools to retire the Class Principal Amounts or Class Notional Amounts of the Offered Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors. Yields on the Offered Certificates will be affected by the rate of principal prepayments on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.


         Approximately 46.92% and 48.16% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from six months to five years following origination, as described under "Description of the Mortgage Pools -- General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Description of the Securities -- Weighted Average Life of the Securities"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         As described herein, approximately 0.30% and 33.22% of the Mortgage Loans in Pool 1 do not provide for monthly payments of principal for the first five or ten years, respectively, following origination and approximately 0.12% and 27.75% of the Mortgage Loans in Pool 2 do not provide for monthly payments of principal for the first five or ten years, respectively, following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such five or ten year period. In addition, because no principal is due on such loans for their initial five or ten year period, the Class Principal Amounts of the related Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a twenty five or twenty year, level payment amortization schedule, principal payments on the related Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreements, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans in a Mortgage Pool may reduce the weighted average lives of the related Offered Certificates and will reduce the yields on the related Offered Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

         The yields on the Offered Certificates also may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans in the related Mortgage Pool and any reductions in interest due to application of the Relief Act or similar state laws. A "Relief Act Reduction" with respect to any Mortgage Loan is a reduction in the amount of interest collectible thereon as a result of application of the Relief Act or similar state laws.

         As described herein, excess interest from each Mortgage Pool will be applied, to the extent available, as an additional payment of principal on the related Offered Certificates and to create and maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

         o        the overcollateralization level of the Mortgage Loans in Pool
                  1. This means the extent to which interest on the Mortgage Loans in Pool 1 is accruing on a higher principal balance than the Certificate Principal Amounts of the related Senior Certificates and the Component Principal Amounts of the related components of the Class M1 and Class M2 Certificates;

         o        the overcollateralization level of the Mortgage Loans in Pool
                  2. This means the extent to which interest on the Mortgage Loans in Pool 2 is accruing on a higher principal balance than the Certificate Principal Amounts of the related Senior Certificates and the Component Principal Amounts of the related components of the Class M1 and Class M2 Certificates;

         o the loss experience of the Mortgage Loans. For example, excess interest for each Mortgage Pool will be reduced as a result of Realized Losses on the related Mortgage Loans; and

         o the extent to which the weighted average Net Mortgage Rate of the Mortgage Loans in each Mortgage Pool exceeds the weighted average of the interest rates of the related Offered Certificates.

         No assurances can be given as to the amount or timing of excess interest for each Mortgage Pool that will be distributed to the related Certificates.

         The yields to investors in the Offered Certificates related to each Mortgage Pool will be affected by the auction sale by the Trustee or the exercise by the Master Servicer of its right to purchase the Mortgage Loans, as described under "Description of the Certificates -- Auction Call or Optional Purchase of Mortgage Loans" herein.

         If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early redemption) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly an Interest-Only Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Offered Certificates (other than the Class 1-A1A, Class 1-A1B and Class 2-A1 Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         The Interest Rate applicable to the Class 1-A1B Certificates will be affected by the level of One-Month LIBOR from time to time and, the applicability of the Pool 1 Net Funds Cap and payments, if any, made under the Class 1-A1B Cap Agreement.

OVERCOLLATERALIZATION

         The yields of the Class 1-A1A, Class 1-A1B, Class M1 and Class M2 Certificates will be affected by the application of Pool 1 Monthly Excess Cashflow as described herein and by the Pool 1 Overcollateralization Amount. The amount of Pool 1 Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans in Pool 1. There can be no assurance as to whether any overcollateralization will be achieved or be maintained at the levels described herein with respect to Pool 1.

         The yields of the Class 2-A1, Class 2-A2, Class M1 and Class M2 Certificates will be affected by the application of Pool 2 Monthly Excess Cashflow as described herein and by the Pool 2 Overcollateralization Amount. The amount of Pool 2 Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans in Pool 2. There can be no assurance as to whether any overcollateralization will be achieved or be maintained at the levels described herein with respect to Pool 2.

SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yields of the Interest-Only Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Mortgage Loans. In the event that the Mortgage Loans prepay at an extremely rapid rate resulting in their prepayment in full, investors in the Class M1-IO and Class M2-IO Certificates could fail to recover their initial investments. Prospective investors in the Interest-Only Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans in one or both Mortgage Pools could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

         To illustrate the significance of prepayments on the yields on the Interest-Only Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the constant percentages of the applicable prepayment assumption (as described below) shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Interest-Only Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Interest-Only Certificates and consequently do not purport to reflect the return on any investment in any such class of Interest-Only Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Notional Amount by the number of years from the date of issuance of the applicable class of Interest-Only Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Notional
Amount described in clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. Such weighted average lives are shown for illustrative purposes. The Interest-Only Certificates are not entitled to distributions of principal and therefore have no weighted average lives. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

         Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the applicable Mortgage Pool, the Modeling Assumptions set forth under "-- Weighted Average Life" below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Notional Amounts exclusive of accrued interest, as applicable), is as set forth below, (2) the initial Class Notional Amounts and Interest Rates of the Interest-Only Certificates are as set forth or described herein and (3) the Class M1-IO and Class M2-IO Certificates will be paid in full by the later to occur of the Pool 1 Initial Auction Call Date or the Pool 2 Initial Auction Call Date.


           PRE-TAX YIELD* TO MATURITY OF THE CLASS M1-IO CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 0.299041%)


                                                                  PERCENTAGE OF CPR
                                           ---------------------------------------------------------------
                                               10%          15%         22%         30%           40%
                                           ----------   ----------   ---------   ---------   -------------
Yield* .................................       11.5%        11.0%        7.0%        0.0%         (10.0)%
Weighted Average Life in Years .........       4.99         4.91        4.45        3.80            3.20


           PRE-TAX YIELD* TO MATURITY OF THE CLASS M2-IO CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 0.176494%)


                                                                 PERCENTAGE OF CPR
                                           --------------------------------------------------------------
                                               10%          15%         22%         30%           40%
                                           ----------   ----------   ---------   ---------   ------------
Yield* .................................       14.1%        13.5%        8.3%        0.0%         (8.7)%
Weighted Average Life in Years .........       4.99         4.89        4.29        3.60           3.11

----------
*        Corporate bond equivalent analysis


SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

         As more fully described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the related Interest Remittance Amount and principal to the extent of the related Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated first to the M2(1) and second to the M1(1) Components, in the case of Pool 1, and first to the M2(2) and second to the M1(2) Components, in the case of Pool 2. Any reduction of the Class Principal Amounts of the Class M1 and Class M2 Certificates resulting from the allocation of Applied Loss Amounts to their related components will correspondingly result in a reduction of the Component Notional Amounts of the components of the related Interest-Only Certificates. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the related Mortgage Loans than the yields of more senior Certificates.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

         Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

         The tables beginning on page S-72 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-2 and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in April 2004; (3) principal prepayments are received in full on the last day of each month commencing in March 2004 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) Distribution Dates occur on the 25th day of each month, commencing in April 2004; (6) there are no purchases or substitutions of Mortgage Loans; (7) there is no early termination of the related Mortgage Pool (except in the case of, with respect to Pool 1, the Weighted Average Life in Years to Pool 1 Initial Auction Call Date, with respect to Pool 2, the Weighted Average Life in Years to Pool 2 Initial Auction Call Date and with respect to the Class M1 and Class M2 Certificates, the Weighted Average Life in Years to the later to occur of the Pool 1 Initial Auction Call Date or the Pool 2 Initial Auction Call Date); (8) the Certificates are issued on March 30, 2004; (9) no Prepayment Premiums are collected on the Mortgage Loans; (10) the value of One-Month LIBOR applicable to the LIBOR Certificates is equal to 1.09%; (11) each Mortgage Loan has a Cut-off Date of March 1, 2004; (12) no payments are received by the Trust Fund under the Class 1-A1B Cap Agreement; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                ASSUMED MORTGAGE LOAN CHARACTERISTICS FOR POOL 1




                                                                                                            REMAINING
                                                                                ORIGINAL     REMAINING      INTEREST
                                                                  NET            TERM TO      TERM TO         ONLY
                       PRINCIPAL            MORTGAGE            MORTGAGE        MATURITY      MATURITY        TERM
 MORTGAGE LOAN        BALANCE ($)           RATE (%)            RATE (%)        (MONTHS)      (MONTHS)     (MONTHS)(1)
---------------   ------------------   -----------------   -----------------   ----------   -----------   ------------
1 .............       80,097,860.06        6.1845634177        5.9345634177        360          357               0
2 .............        1,717,443.07        5.9958637595        5.7458637595        360          359               0
3 .............        1,036,248.20        5.6250000000        5.3750000000        360          358               0
4 .............        2,519,300.98        5.7888254702        5.5388254702        360          358               0
5 .............        2,567,547.20        6.2208197399        5.9708197399        360          359               0
6 .............        8,219,902.42        5.9564156625        5.7064156625        360          359               0
7 .............       55,199,766.57        6.1163204324        5.8663204324        360          357               0
8 .............       40,073,766.07        6.1697147446        5.9197147446        360          358             118
9 .............        4,993,800.00        6.2303756658        5.9803756658        360          358             118
10 ............       30,579,935.00        5.9277223406        5.6777223406        360          359             119
11 ............          687,475.74        6.4490891126        6.1990891126        360          356              56

----------
(1) Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

                ASSUMED MORTGAGE LOAN CHARACTERISTICS FOR POOL 2


                                                                                                             REMAINING
                                                                                 ORIGINAL     REMAINING      INTEREST
                                                                   NET            TERM TO      TERM TO         ONLY
                       PRINCIPAL             MORTGAGE            MORTGAGE        MATURITY      MATURITY        TERM
 MORTGAGE LOAN        BALANCE ($)            RATE (%)            RATE (%)        (MONTHS)      (MONTHS)     (MONTHS)(1)
---------------   -------------------   -----------------   -----------------   ----------   -----------   ------------
1 .............       115,987,885.76        6.0986775837        5.8486775837        360          357               0
2 .............         6,778,509.51        6.1254928759        5.8754928759        360          359               0
3 .............         3,575,857.50        6.1020423839        5.8520423839        360          359               0
4 .............         9,647,394.25        6.0279596468        5.7779596468        360          358               0
5 .............         4,141,723.57        6.1070819983        5.8570819983        360          358               0
6 .............         7,686,652.47        6.2357994473        5.9857994473        360          358               0
7 .............        69,396,068.19        6.0106524211        5.7606524211        360          358               0
8 .............        40,115,449.80        6.2454615811        5.9954615811        360          358             118
9 .............         5,266,613.44        5.9289062935        5.6789062935        360          359             119
10 ............           972,000.00        6.3095421811        6.0595421811        360          359             119
11 ............         1,740,000.00        6.3031609195        6.0531609195        360          357             117
12 ............           453,600.00        6.2500000000        6.0000000000        360          358             118
13 ............         1,663,726.01        6.5201391319        6.2701391319        360          358             118
14 ............        33,344,818.29        6.0228170063        5.7728170063        360          358             118
15 ............           359,599.92        6.2500000000        6.0000000000        360          356              56

----------
(1) Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

         The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

         The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1-A1A, CLASS 1-A1B
                                 AND CLASS 1-A2
          CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR



                                    CLASS 1-A1A AND CLASS 1-A1B CERTIFICATES                   CLASS 1-A2 CERTIFICATES
                                ------------------------------------------------- -------------------------------------------------
                                   10%       15%       22%       30%       40%       10%       15%       22%       30%       40%
                                --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Percentage ............    100       100       100       100       100      100       100       100       100       100
March 2005 ....................     66        50        29         4         0      100       100       100       100        87
March 2006 ....................     36         9         0         0         0      100       100        87        69        49
March 2007 ....................      9         0         0         0         0      100        87        66        46        27
March 2008 ....................      0         0         0         0         0       93        73        51        33        18
March 2009 ....................      0         0         0         0         0       82        61        40        23        10
March 2010 ....................      0         0         0         0         0       71        50        30        15         5
March 2011 ....................      0         0         0         0         0       62        42        22        10         3
March 2012 ....................      0         0         0         0         0       54        34        17         6         1
March 2013 ....................      0         0         0         0         0       47        28        12         4         0
March 2014 ....................      0         0         0         0         0       40        22         9         2         0
March 2015 ....................      0         0         0         0         0       34        17         6         1         0
March 2016 ....................      0         0         0         0         0       29        13         4         0         0
March 2017 ....................      0         0         0         0         0       23        10         2         0         0
March 2018 ....................      0         0         0         0         0       19         7         1         0         0
March 2019 ....................      0         0         0         0         0       15         4         0         0         0
March 2020 ....................      0         0         0         0         0       11         2         0         0         0
March 2021 ....................      0         0         0         0         0        8         *         0         0         0
March 2022 ....................      0         0         0         0         0        5         0         0         0         0
March 2023 ....................      0         0         0         0         0        2         0         0         0         0
March 2024 ....................      0         0         0         0         0        0         0         0         0         0
March 2025 ....................      0         0         0         0         0        0         0         0         0         0
March 2026 ....................      0         0         0         0         0        0         0         0         0         0
March 2027 ....................      0         0         0         0         0        0         0         0         0         0
March 2028 ....................      0         0         0         0         0        0         0         0         0         0
March 2029 ....................      0         0         0         0         0        0         0         0         0         0
March 2030 ....................      0         0         0         0         0        0         0         0         0         0
March 2031 ....................      0         0         0         0         0        0         0         0         0         0
March 2032 ....................      0         0         0         0         0        0         0         0         0         0
March 2033 ....................      0         0         0         0         0        0         0         0         0         0
March 2034 ....................      0         0         0         0         0        0         0         0         0         0
Weighted Average Life in Years:
 To Maturity ..................   1.59      1.07      0.72      0.52      0.37     9.48      7.04      5.01      3.61      2.55
 To Pool 1 Initial Action Call
   Date .......................   1.59      1.07      0.72      0.52      0.37     4.84      4.42      3.78      2.99      2.10


----------
*        Indicates a value greater than 0.0% and less than 0.5%.

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 2-A1 AND CLASS 2-A2
          CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                             CLASS 2-A1 CERTIFICATES                             CLASS 2-A2 CERTIFICATES
                                -------------------------------------------------   ------------------------------------------------
                                   10%       15%       22%       30%       40%         10%       15%       22%       30%       40%
                                --------- --------- --------- --------- ---------   --------- --------- --------- --------- --------
Initial Percentage ............     100       100       100       100       100         100       100       100       100       100
March 2005 ....................      65        50        28         4         0         100       100       100       100        87
March 2006 ....................      35         8         0         0         0         100       100        87        69        49
March 2007 ....................       8         0         0         0         0         100        87        66        46        27
March 2008 ....................       0         0         0         0         0          92        72        51        33        17
March 2009 ....................       0         0         0         0         0          81        61        39        23        10
March 2010 ....................       0         0         0         0         0          71        50        30        15         5
March 2011 ....................       0         0         0         0         0          61        41        22        10         2
March 2012 ....................       0         0         0         0         0          53        33        16         6         1
March 2013 ....................       0         0         0         0         0          46        27        12         4         0
March 2014 ....................       0         0         0         0         0          39        21         8         2         0
March 2015 ....................       0         0         0         0         0          32        16         5         1         0
March 2016 ....................       0         0         0         0         0          27        12         3         0         0
March 2017 ....................       0         0         0         0         0          21         9         1         0         0
March 2018 ....................       0         0         0         0         0          17         6          *        0         0
March 2019 ....................       0         0         0         0         0          13         3         0         0         0
March 2020 ....................       0         0         0         0         0           9         1         0         0         0
March 2021 ....................       0         0         0         0         0           5         0         0         0         0
March 2022 ....................       0         0         0         0         0           2         0         0         0         0
March 2023 ....................       0         0         0         0         0           0         0         0         0         0
March 2024 ....................       0         0         0         0         0           0         0         0         0         0
March 2025 ....................       0         0         0         0         0           0         0         0         0         0
March 2026 ....................       0         0         0         0         0           0         0         0         0         0
March 2027 ....................       0         0         0         0         0           0         0         0         0         0
March 2028 ....................       0         0         0         0         0           0         0         0         0         0
March 2029 ....................       0         0         0         0         0           0         0         0         0         0
March 2030 ....................       0         0         0         0         0           0         0         0         0         0
March 2031 ....................       0         0         0         0         0           0         0         0         0         0
March 2032 ....................       0         0         0         0         0           0         0         0         0         0
March 2033 ....................       0         0         0         0         0           0         0         0         0         0
March 2034 ....................       0         0         0         0         0           0         0         0         0         0
Weighted Average Life in Years:

 To Maturity ..................     1.57      1.06      0.72      0.51      0.37        9.21      6.91      4.95      3.59      2.54
 To Pool 2 Initial Auction Call
   Date .......................     1.57      1.06      0.72      0.51      0.37        4.83      4.41      3.77      2.98      2.10

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2
          CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR



                                                 CLASS M1 CERTIFICATES                           CLASS M2 CERTIFICATES
                                   ------------------------------------------------  -----------------------------------------------
                                       10%       15%       22%       30%       40%     10%       15%       22%       30%       40%
                                   ---------- --------- --------- --------- -------  -------- --------- --------- --------- --------
Initial Percentage ...............      100      100       100       100       100     100       100       100       100       100
March 2005 .......................      100      100       100       100       100     100       100       100       100       100
March 2006 .......................      100      100       100       100       100     100       100       100       100       100
March 2007 .......................      100      100       100       100       100     100       100       100       100       100
March 2008 .......................      100      100        71        46        24     100       100        63        31        16
March 2009 .......................      100       84        55        32        14     100        80        42        19        13
March 2010 .......................       99       70        41        21         7      99        70        40        18         7
March 2011 .......................       86       57        31        14         3      86        57        31        14         4
March 2012 .......................       75       47        23         9         1      75        47        23         9         1
March 2013 .......................       64       38        17         5         0      65        38        17         5         0
March 2014 .......................       55       30        12         3         0      55        30        12         3         0
March 2015 .......................       46       23         8         1         0      46        23         8         1         0
March 2016 .......................       38       18         5         0         0      39        18         5         0         0
March 2017 .......................       31       13         2         0         0      31        13         2         0         0
March 2018 .......................       25        9         *         0         0      25         9         1         0         0
March 2019 .......................       19        5         0         0         0      19         5         0         0         0
March 2020 .......................       13        2         0         0         0      14         2         0         0         0
March 2021 .......................        9        *         0         0         0       9         *         0         0         0
March 2022 .......................        4        0         0         0         0       5         0         0         0         0
March 2023 .......................        1        0         0         0         0       1         0         0         0         0
March 2024 .......................        0        0         0         0         0       0         0         0         0         0
March 2025 .......................        0        0         0         0         0       0         0         0         0         0
March 2026 .......................        0        0         0         0         0       0         0         0         0         0
March 2027 .......................        0        0         0         0         0       0         0         0         0         0
March 2028 .......................        0        0         0         0         0       0         0         0         0         0
March 2029 .......................        0        0         0         0         0       0         0         0         0         0
March 2030 .......................        0        0         0         0         0       0         0         0         0         0
March 2031 .......................        0        0         0         0         0       0         0         0         0         0
March 2032 .......................        0        0         0         0         0       0         0         0         0         0
March 2033 .......................        0        0         0         0         0       0         0         0         0         0
March 2034 .......................        0        0         0         0         0       0         0         0         0         0
Weighted Average Life in Years:
 To Maturity .....................    11.17     8.47      6.12      4.67      3.81   11.22      8.46      5.89      4.30      3.58
 To the later to occur of the Pool
   1 Initial Auction Call Date or
   the Pool 2 Initial Auction Call
   Date ..........................     4.99     4.91      4.45      3.80      3.20    4.99      4.89      4.29      3.60      3.11

----------
*        Indicates a value greater than 0.0% and less than 0.5%.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The Trust Agreement provides that the Trust Fund, exclusive of (i) the Class 1-A1B Reserve Fund, (ii) the Class 1-A1B Cap Agreement and (iii) the rights to receive Net Funds Cap Shortfalls and Unpaid Net Funds Cap Shortfalls, will comprise one or more lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Class 1-A1B Reserve Fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class X Certificates. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of Offered Certificates to receive Net Funds Cap Shortfalls and Unpaid Net Funds Cap Shortfalls represent interests in an interest rate cap contract for federal income tax purposes.


TAX TREATMENT OF THE OFFERED CERTIFICATES

         For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that the interest payments will be determined without regard to payments of any Net Funds Cap Shortfalls or Unpaid Net Funds Cap Shortfalls. Any amount paid on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations -- Types of Securities -- REMIC Certificates Generally" in the Prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

         ALLOCATIONS. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

         Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition" in the Prospectus.

         ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of the Interest-Only Certificates will be, and the REMIC regular interest component of the other classes of Offered Certificates may be issued with OID. A beneficial owner of an Offered Certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium will be a rate equal to 22% of CPR for Pool 1 and Pool 2. See "Yield, Prepayment and Weighted Average Life -- Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

         THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

         Any payments to a beneficial owner of an Offered Certificate of Net Funds Cap Shortfalls or Unpaid Net Funds Cap Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

         STATUS OF THE COMPONENT CERTIFICATES. The REMIC regular interest components of an Offered Certificate will be treated as assets described in
Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of an Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under
Section 856(c)(5)(B) of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

         Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment" in the Prospectus.


                             ERISA CONSIDERATIONS

         The Offered Certificates are eligible for relief under an individual exemption issued to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 as most recently amended and restated by PTE 2002-41 (the "Exemption")), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such Plan.

         A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met. See "ERISA Considerations" in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

         The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB-- or Baa3 (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade ("ERISA-Restricted Offered Certificate") will not be registered by the Trustee unless:

         o the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

         o the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibit Transaction Class Exemption 95-60 ("PTE 95-60")) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTE 95-60; or

         o the Trustee receives a satisfactory opinion of counsel that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee or the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

         Each transfer of a Book-Entry ERISA-Restricted Certificate shall be deemed to have made a representation as required above.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. Immediately prior to the transfer of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

         The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $430,000.

         Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class P, Class E, Class X and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

         Lehman Brothers Inc. is an affiliate of the Depositor, Lehman Holdings and the Master Servicer.

         After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.


                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.



                                    RATINGS

         It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's (together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class M1 and Class M1-IO Certificates that they be rated at least "AA+" by S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class M2 and Class M2-IO Certificates that they be rated at least "AA" by S&P and "A1" by Moody's.

         The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. In addition, the ratings on the Class M1-IO and Class M2-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.


         The ratings do not address the likelihood that any Net Funds Cap Shortfall or Unpaid Net Funds Cap Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow or the Class 1-A1B Cap Agreement, in the case of the Class 1-A1B Certificates.


         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.


         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            INDEX OF PRINCIPAL TERMS




DEFINED                                                                    PAGE
1-A1B Spread ..............................................................S-23
80+ LTV Loans .............................................................S-46
Accelerated Pool 1 Distributions ..........................................S-39
Accelerated Pool 2 Distributions ..........................................S-39
Accrual Period ............................................................S-23
Act .......................................................................S-80
Advance ...................................................................S-63
Aggregate Loan Balance ....................................................S-27
Aggregate Overcollateralization Release Amount ............................S-37
Applied Loss Amount .......................................................S-40
Aurora ....................................................................S-46
BBA .......................................................................S-31
BBAM ......................................................................S-31
Beneficial Owner ..........................................................S-19
Book-Entry Certificates ...................................................S-19
Business Day ..............................................................S-18
Cap Contract ..............................................................S-77
Carryforward Interest .....................................................S-23
CCB .......................................................................S-62
Certificate Account .......................................................S-17
Certificate Principal Amount ..............................................S-24
Certificateholder .........................................................S-19
Certificates ..............................................................S-17
Class 1-A1B Cap Agreement .................................................S-27
Class 1-A1B Reserve Fund ..................................................S-27
Class 1-A1B Strike Rate ...................................................S-27
Class A Certificates ......................................................S-17
Class Notional Amount .....................................................S-25
Class Principal Amount ....................................................S-24
Clearstream Luxembourg ....................................................S-19
Clearstream Luxembourg Participants .......................................S-21
Closing Date ..............................................................S-25
Code ......................................................................S-77
Collection Period .........................................................S-32
Compensating Interest .....................................................S-31
Component Notional Amount .................................................S-25
Component Principal Amount ................................................S-25
Corporate Trust Office ....................................................S-45
Counterparty ..............................................................S-27
CPR .......................................................................S-72
Current Interest ..........................................................S-23
Cut-off Date ..............................................................S-46
Cut-off Date Balance ......................................................S-46
Deferred Amount ...........................................................S-40
Definitive Certificate ....................................................S-19
Delinquency Rate ..........................................................S-35
Depositor .................................................................S-19
Designated Telerate Page ..................................................S-31

DEFINED                                                                    PAGE
Distribution Date .........................................................S-18
DTC .......................................................................S-19
Employee Discount Rate ....................................................S-46
Employee Mortgage Loans ...................................................S-46
ERISA .....................................................................S-79
ERISA-Restricted Offered Certificate ......................................S-79
Euroclear .................................................................S-19
Euroclear Operator ........................................................S-21
Euroclear Participants ....................................................S-21
European Depositaries .....................................................S-19
Exemption .................................................................S-79
Financial Intermediary ....................................................S-19
Fitch Ratings .............................................................S-28
General Underwriting Guidelines ...........................................S-58
Insurance Proceeds ........................................................S-32
Interest Rate .............................................................S-23
Interest Remittance Amount ................................................S-30
Interest Settlement Rate ..................................................S-31
Interest-Only Certificates ................................................S-17
IRS .......................................................................S-77
Lehman Bank ...............................................................S-46
Lehman Bank Underwriting Guidelines .......................................S-58
Lehman Holdings ...........................................................S-46
Lehman Originated Mortgage Loans ..........................................S-65
LIBOR .....................................................................S-31
LIBOR Business Day ........................................................S-31
LIBOR Certificates ........................................................S-17
LIBOR Determination Date ..................................................S-31
LIBOR01 ...................................................................S-31
Liquidated Mortgage Loan ..................................................S-39
Loan-to-Value Ratio .......................................................S-46
Lower Tier REMIC ..........................................................S-77
M1(1) Component Principal Distribution Amount .............................S-36
M1(1) Net Funds Cap .......................................................S-26
M1(1) Target Amount .......................................................S-38
M1(2) Component Principal Distribution Amount .............................S-36
M1(2) Net Funds Cap .......................................................S-26
M1(2) Target Amount .......................................................S-38
M1-IO(1) Net Funds Cap ....................................................S-26
M1-IO(2) Net Funds Cap ....................................................S-26
M2(1) Component Principal Distribution Amount .............................S-36
M2(1) Net Funds Cap .......................................................S-26
M2(1) Target Amount .......................................................S-38
M2(2) Component Principal Distribution Amount .............................S-37
M2(2) Net Funds Cap .......................................................S-26
M2(2) Target Amount .......................................................S-39

DEFINED                                                                    PAGE
M2-IO(1) Net Funds Cap ....................................................S-26
M2-IO(2) Net Funds Cap ....................................................S-26
Master Servicer ...........................................................S-61
Master Servicing Fee ......................................................S-63
Minimum Bid Price .........................................................S-44
Modeling Assumptions ......................................................S-72
Monthly Excess Cashflow ...................................................S-41
Moody's ...................................................................S-28
Mortgage Loans ............................................................S-17
Mortgage Pool .............................................................S-17
Mortgage Rate .............................................................S-26
Mortgaged Property ........................................................S-46
Net Funds Cap Shortfall ...................................................S-27
Net Liquidation Proceeds ..................................................S-32
Net Mortgage Rate .........................................................S-26
Net Prepayment Interest Shortfalls ........................................S-31
Notional Amount ...........................................................S-25
Offered Certificates ......................................................S-17
Offered Subordinate Certificates ..........................................S-17
Optional Termination ......................................................S-45
Originators ...............................................................S-46
Overcollateralization Amount ..............................................S-37
Overcollateralization Deficiency ..........................................S-37
Participant ...............................................................S-20
Payahead ..................................................................S-30
Penalty Period ............................................................S-47
Percentage Interest .......................................................S-25
Pinnacle ..................................................................S-62
Plan ......................................................................S-79
Pool 1 ....................................................................S-17
Pool 1 Auction Call .......................................................S-44
Pool 1 Cumulative Loss Trigger Event ......................................S-35
Pool 1 Delinquency Event ..................................................S-35
Pool 1 Initial Auction Call Date ..........................................S-44
Pool 1 Monthly Excess Cashflow ............................................S-41
Pool 1 Monthly Excess Interest ............................................S-29
Pool 1 Mortgage Loans .....................................................S-47
Pool 1 Net Funds Cap ......................................................S-25
Pool 1 Overcollateralization Amount .......................................S-37
Pool 1 Senior Enhancement Percentage ......................................S-38
Pool 1 Senior Principal Distribution Amount ...............................S-36
Pool 1 Senior Target Amount ...............................................S-38
Pool 1 Targeted Overcollateralization Amount ..............................S-37
Pool 2 ....................................................................S-17
Pool 2 Auction Call .......................................................S-44
Pool 2 Cumulative Loss Trigger Event ......................................S-35
Pool 2 Delinquency Event ..................................................S-35
Pool 2 Initial Auction Call Date ..........................................S-44


DEFINED                                                                    PAGE
Pool 2 Monthly Excess Cashflow ............................................S-41
Pool 2 Monthly Excess Interest ............................................S-30
Pool 2 Mortgage Loans .....................................................S-52
Pool 2 Net Funds Cap ......................................................S-26
Pool 2 Overcollateralization Amount .......................................S-37
Pool 2 Senior Enhancement Percentage ......................................S-38
Pool 2 Senior Principal Distribution Amount ...............................S-36
Pool 2 Senior Target Amount ...............................................S-38
Pool 2 Targeted Overcollateralization Amount ..............................S-37
Pool Balance ..............................................................S-27
Pool Percentage ...........................................................S-27
Prepayment Interest Excess ................................................S-30
Prepayment Interest Shortfall .............................................S-30
Prepayment Period .........................................................S-32
Prepayment Premium ........................................................S-47
Principal Distribution Amount .............................................S-31
Principal Remittance Amount ...............................................S-32
PTE .......................................................................S-79
PTE 95-60 .................................................................S-79
Purchase Price ............................................................S-45
Rating Agencies ...........................................................S-80
Realized Loss .............................................................S-39
Record Date ...............................................................S-18
Relevant Depositary .......................................................S-19
Relief Act ................................................................S-26
Relief Act Reduction ......................................................S-69
Residual Certificate ......................................................S-17
Rolling Three Month Delinquency Rate ......................................S-35
Rules .....................................................................S-20
Sale Agreement ............................................................S-65
Sale and Assignment Agreement .............................................S-66
Sale Date .................................................................S-66
Scheduled Payment .........................................................S-32
Scheduled Principal Balance ...............................................S-33
Seller ....................................................................S-46
Senior Certificates .......................................................S-17
Senior Priority ...........................................................S-33
Servicers .................................................................S-62
Servicing Agreement .......................................................S-62
Servicing Fee .............................................................S-63
Servicing Fee Rate ........................................................S-63
SIB Mortgage ..............................................................S-62
SMMEA .....................................................................S-79
S&P .......................................................................S-28
Stepdown Date .............................................................S-36
Subordinate Certificates ..................................................S-17
Subsequent Recovery .......................................................S-40
Substitution Amount .......................................................S-30

DEFINED                                                                   PAGE
Target Amount .............................................................S-35
Targeted Overcollateralization Amount .....................................S-38
Tax Counsel ...............................................................S-77
Terms and Conditions ......................................................S-21
Transferor ................................................................S-65
Transferred Mortgage Loans ................................................S-65
Trigger Event .............................................................S-35
Trust Agreement ...........................................................S-65

DEFINED                                                                   PAGE
Trust Fund ................................................................S-17
Trustee ...................................................................S-45
Underwriter ...............................................................S-80
Underwriting Agreement ....................................................S-80
Underwriting Guidelines ...................................................S-58
Unpaid Net Funds Cap Shortfall ............................................S-27
Upper Tier REMIC ..........................................................S-77

                                   ANNEX A:
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2004-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.


         TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


                                     S-A-1

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month,


                                     S-A-2
payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

             (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

             (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

             (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States" person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         I. the Trustee or the U.S. withholding agent receives a statement --

             (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                  (i) is signed by the holder under penalties of perjury,

                  (ii) certifies that such owner is not a United States person,
             and

                  (iii) provides the name and address of the holder, or

             (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                  (i) is signed under penalties of perjury by an authorized
             representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
             Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),


                                     S-A-3

                  (iii) provides the name and address of the holder, and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
             provided by the holder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

         IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

         A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

         The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


                                     S-A-4

PROSPECTUS DATED FEBRUARY 20, 2004.


                            LEHMAN ABS CORPORATION

                           ASSET-BACKED CERTIFICATES
                              ASSET-BACKED NOTES
                             (ISSUABLE IN SERIES)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     (a)  one or more pools of


          (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,


          (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;


          (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,


     (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and


     (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.


LIMITED ASSETS FOR PAYMENTS--NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

     We refer you to "The Agreements--Assignment of Primary Assets."


LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

     We refer you to "Enhancement."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

     (1) the extent of prepayments, which may be influenced by a variety of factors,

     (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

     (3)  the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

     We refer you to "Description of the Securities--Weighted Average Life of Securities."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

     We refer you to "Description of the Securities--Payments of Interest."

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

     There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.


VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

     The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

     We refer you to "Legal Aspects of Loans."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.


RATING OF THE SECURITIES RELATES TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.


LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements--either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."


VALUATION OF THE PRIMARY ASSETS

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

     The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.


PAYMENTS OF INTEREST

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.


PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.


SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.


OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.


WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS
GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

     (1)  the Primary Assets;

     (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

     (3)  any Enhancement for that series;

     (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

THE LOANS

     Mortgage Loans. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

     (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

     HOME IMPROVEMENT CONTRACTS. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     ADDITIONAL INFORMATION. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

     A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

     The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

     (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

     (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     (c)  the range and average outstanding principal balance of the loans;

     (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

     (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

     (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

     (i) the geographic distribution of any mortgaged properties securing the loans;

     (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     (k)  the lien priority of the loans;

     (l)  the credit limit utilization rate of any revolving credit line loans;
          and

     (m)  the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.


PRIVATE SECURITIES

     GENERAL. Primary assets for a series may consist, in whole or in part, of private securities which include:

     (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

     (b)  collateralized obligations secured by underlying loans.

     While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

     The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The depositor of the private securities (the "PS Depositor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Depositor may be an affiliate of the depositor. The obligations of the PS Depositor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Depositor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Depositor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     ENHANCEMENT RELATING TO PRIVATE SECURITIES. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

     (2)  characteristics of the underlying loans including:

          (A) the payment features of the underlying loans--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

          (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

          (C) the servicing fee or range of servicing fees with respect to the underlying loans,

          (D) the minimum and maximum stated maturities of the underlying loans at origination,

          (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

          (F) the delinquency status and year of origination of the underlying loans;

     (3) the maximum original term-to-stated maturity of the private securities;

     (4) the weighted average term-to-stated maturity of the private securities;

     (5) the pass-through or certificate rate or ranges thereof for the private securities;

     (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

     (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

     (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

     (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.


COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

     Amounts deposited in the distribution account may be available for the following purposes:

     (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

     (2) the making of adequate provision for future payments on specified classes of securities and

     (3)  any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                   ENHANCEMENT

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.


SUBORDINATE SECURITIES

     If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.


INSURANCE

     If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     POOL INSURANCE POLICY. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     SPECIAL HAZARD INSURANCE POLICY. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.


DERIVATIVE PRODUCTS


     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.


OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

     (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

     (2)  paying administrative expenses or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                              SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.


COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.


DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained
(1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or
(2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

     (1) All payments on account of principal, including prepayments, on the primary assets;

     (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

     (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

     (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

     (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

     (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

     (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

     The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

     (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

     (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

     (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

     (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

     (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

     (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

     (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS THEREON

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.


REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

     (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.


ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

     (1)  services similar loans in the ordinary course of its business,

     (2)  is reasonably satisfactory to the trustee for the related series,

     (3) has a net worth of not less than the amount specified in the related prospectus supplement,

     (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

     (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.


ASSIGNMENT OF PRIMARY ASSETS

     GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

     ASSIGNMENT OF LOANS. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

     o the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

     o  an assignment of the mortgage in recordable form.

     The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

     If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Contracts."

     With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

     Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

     ASSIGNMENT OF PRIVATE SECURITIES. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

     (1) that the information contained in the private security schedule is true and correct in all material respects;

     (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

     (3)  that there has been no other sale by it of the private securities; and

     (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

     REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and
(2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

     (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

     (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

     (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

     (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk Factors--Limited Assets For Payments--No Recourse To Depositor, Seller Or Servicer."

     The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.


REPORTS TO HOLDERS

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

     (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

     (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

     (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

     (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

     (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

     (6) the amount of any delinquencies with respect to payments on the related primary assets;

     (7) the book value of any REO Property acquired by the related trust fund; and

     (8)  any other information specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

     (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

     (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

     (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

     INDENTURE. Events of Default under the indenture for each series of notes may include, among other things:

     (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

     (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     (5) any other Event of Default provided with respect to notes of that series.

     If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

     (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

     (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.


THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.


DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.


RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

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

     The trustee may also be removed at any time:

     (1) if the trustee ceases to be eligible to continue as such under the agreement,

     (2)  if the trustee becomes insolvent, or

     (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


AMENDMENT OF AGREEMENT

     The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

     (1)  to cure any ambiguity,

     (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

     (3)  to add to the duties of the depositor, the trust fund or servicer,

     (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

     (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

     (6)  to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 662/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 662/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.


VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.


LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

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

     No agreement will provide for the holding of any annual or other meeting of holders.


REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.


TERMINATION

     POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

     (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

     (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

     INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                      CUSTODY RECEIPTS; CUSTODY AGREEMENTS

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     o  the primary assets that are security for the related notes

     o  the terms of the related notes, and

     o  the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

     Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

     The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.


THE CUSTODIAN

     Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.


DUTIES OF THE CUSTODIAN

     The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.


RESIGNATION OF CUSTODIAN

     The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 662/3% of the aggregate voting rights of all custody receipts of the related series.

     Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.


AMENDMENT OF CUSTODY AGREEMENT

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

     (1)  to cure any ambiguity,

     (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

     (3)  to add to the duties of the depositor or the custodian, or

     (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 662/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or
(b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.


VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.


TERMINATION OF CUSTODY AGREEMENT

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.


MORTGAGES

     The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

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

     Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.


RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.


DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states--Arizona, Michigan, Minnesota, New Mexico and Utah--have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.


ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states,

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

there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.


APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.


THE HOME IMPROVEMENT CONTRACTS

     General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:

     (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

     (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

     (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

                                 THE DEPOSITOR
GENERAL

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is
(212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

     (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

     (2)  credit card purchases or cash advances,

     (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

     (4)  trade financings,

     (5)  loans secured by certain first or junior mortgages on real estate,

     (6)  loans to employee stock ownership plans and

     (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.


                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     (1)  to purchase the related primary assets,

     (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

     (3) to establish any reserve funds described in the related prospectus supplement and

     (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

     If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

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

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o  "Code," we mean the Internal Revenue Code of 1986, as amended;

     o  "IRS," we mean the Internal Revenue Service;

     o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o  "Foreign Person," we mean any person other than a U.S. Person; and

     o  "U.S. Person," we mean (i) a citizen or resident of the United States;
        (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.


TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     o  REMIC certificates,

     o  FASIT certificates,

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

     o notes issued by a trust, including a trust for which a REIT election has been made, and

     o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes" and "--Backup Withholding" below address all types of securities.


     REMIC Certificates Generally.

     With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "--Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.


     FASIT Certificates Generally.

     With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

     FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below.

     Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

     The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

     The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "--FASIT Ownership Certificates" below.

     Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

     Issuance of Notes Generally.

     For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

     Classification of Trust Certificates Generally.

     With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, subchapter J of Chapter 1 of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"); or (3) the trust will be classified as either a Grantor Trust or a partnership and that each beneficial owner of specified certificates will be treated as holding indebtedness of that Grantor Trust or partnership. The depositor and the trustee will agree, and the beneficial owners of trust certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving trust certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below, and for a discussion of the tax treatment of trust certificates treated as indebtedness, see "Taxation of Securities Treated as Debt Instruments" below.

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

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, (iii) notes issued by a trust that does not make a REMIC or FASIT election and (iv) specified trust certificates that will be treated as indebtedness. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

     Interest Income and OID.

     Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

     Variable Rate Securities.

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable

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

rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Acquisition Premium.

     If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

     Market Discount.

     If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

     Amortizable Bond Premium.

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     Non-Pro Rata Securities.

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

     Election to Treat All Interest as OID.

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.


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

     Treatment of Losses.

     Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

     Sale or Other Disposition.

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     Foreign Persons.

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing

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

organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     Information Reporting.

     Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "--Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.


REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

     Taxable Income or Net Loss of the REMIC.

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in

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

calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "--Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

     Pass Through of Certain Expenses.

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "--Grantor Trust Certificates--Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     Excess Inclusions.

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Taxable Income May Exceed Distributions.

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income


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

recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

     Basis Rules and Distributions.

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Residual Certificates."

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

     Sales of REMIC Residual Certificates.

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     Inducement Fees.

     Regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Disqualified Organizations.

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments-- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a

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

statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Certificates.

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

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

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

     o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

     o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

     Restrictions on Transfers of Residual Certificates to Foreign Persons.

     Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     Foreign Persons.

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower

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treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

     Administrative Provisions.

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "--Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Certificates" below.

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     Mark-To-Market Rules.

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.


FASIT OWNERSHIP CERTIFICATES

     An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "--Types of Securities--FASIT Certificates Generally" above.

     A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

     Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

     The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     o  the receipt of income derived from assets that are not permitted assets,

     o  certain dispositions of permitted assets,

     o the receipt of any income derived from any loan originated by a FASIT, and

     o in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

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GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

     Classification of Stripped Certificates.

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     Taxation of Stripped Certificates.

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments --Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments--Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described


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

under "--Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

     Purchase of More Than One Class of Stripped Certificates.

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Taxation of Standard Certificates.

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--Taxation of Securities Treated as Debt Instruments--Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

     Trust Expenses.

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and

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

(ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

     Sales of Grantor Trust Certificates.

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

     Trust Reporting.

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     Foreign Persons.

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments--Foreign Persons."


PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     Security Owner's Distributive Share.

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "--Grantor Trust

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

Certificates--Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     Distributions.

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

     Sale or Exchange of a Partner Certificate.

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

     Section 708 Terminations.

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

     Section 754 Election.

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     Foreign Persons.

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

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

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     Information Reporting.

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

     Administrative Matters.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.


SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

     REMIC Certificates.

     REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the


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REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities--REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     FASIT Regular Certificates.

     FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "--REMIC Certificates" above.

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     Non-REMIC and Non-FASIT Debt Securities.

     Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

     Grantor Trust Certificates.

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

     Partner Certificates.

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.


BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

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

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in securities may cause the primary assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the primary assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as any servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the primary assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

     The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg.

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

7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

     (1) The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

     (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the primary assets which are fully secured, the Exemption covers subordinated securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

     (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities in reliance on the Exemption;

     (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

     (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

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

     (7) The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

     (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

     (1)  is an "eligible Swap;"

     (2)  is with an "eligible counterparty;"

     (3)  is purchased by a "qualified plan investor;"

     (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

     An "eligible Swap" is one which:

     a.   is denominated in U.S. dollars;

     b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     c. has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by primary assets ("Allowable Notional Amount");

     d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

     e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

     f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the

Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

     a.   a "qualified professional asset manager" ("QPAM") under PTCE 84-14,

     b.   an "in-house asset manager" under PTCE 96-23 or

     c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

     a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     c.   terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans if it meets the following conditions:

     a.   it is denominated in U.S. dollars;

     b.   it pays an Allowable Interest Rate;

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

     c.   it is not Leveraged;

     d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     e. it is entered into between the trust fund and an eligible counterparty; and

     f.   it has an Allowable Notional Amount.

     The Exemption permits transactions using a Pre-Funding Account whereby a portion of the primary assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such primary assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

     The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the securities, the depositor, any servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.


ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

     Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.


ADDITIONAL FIDUCIARY CONSIDERATIONS

     The depositor, any servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

     Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

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

                                     RATINGS

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.


                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.


                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York.


                              AVAILABLE INFORMATION

     Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Ill. 60661 and New York Regional Office, 233 Broadway, New York, N.Y. 10279. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.


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                             INDEX OF DEFINED TERMS

1986 Act ...................................................................  53
AFR ........................................................................  49
Allowable Interest Rate ....................................................  75
Allowable Notional Amount ..................................................  75
Assumed Reinvestment Rate ..................................................   6
Code .......................................................................  49
Debt Securities ............................................................  53
Depositor Securities .......................................................  48
Designated Transaction .....................................................  74
DOL ........................................................................  73
DOL Pre-Funding Period .....................................................  77
DOL Regulations ............................................................  73
Enhancement ................................................................   6
ERISA ......................................................................  73
Excluded Plan ..............................................................  77
Exemption ..................................................................  74
EYS Agreement ..............................................................  76
FASIT ......................................................................  51
Fitch ......................................................................  74
Foreign Person .............................................................  49
Grantor Trust ..............................................................  52
Grantor Trust Certificates .................................................  52
High-Yield Interests .......................................................  51
IRS ........................................................................  49
Leveraged ..................................................................  75
Moody's ....................................................................  74
OID ........................................................................  53
OID Regulations ............................................................  53
PAC Method .................................................................  54
Parties in Interest ........................................................  73
Partner Certificates .......................................................  52
Plans ......................................................................  73
PS Agreement ...............................................................  13
PS Depositor ...............................................................  13
PS Servicer ................................................................  13
PS Trustee .................................................................  13
PTCE .......................................................................  75
PTE ........................................................................  73
QPAM .......................................................................  76
Qualified Stated Interest ..................................................  53
Rating Agency ..............................................................  74
RCRA .......................................................................  40
REIT .......................................................................  52
REMICs .....................................................................  50
SBJPA of 1996 ..............................................................  71
Security Owner .............................................................  49
S&P ........................................................................  74
Standard Certificates ......................................................  66
Stripped Bond Rules ........................................................  66
Stripped Certificates ......................................................  66
Swap .......................................................................  75
Swap Agreement .............................................................  75
Tiered REMICs ..............................................................  71
U.S. Person ................................................................  49

                                       81
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                               [GRAPHIC OMITTED]



                                  $528,822,000
                                  (APPROXIMATE)




                             LEHMAN ABS CORPORATION




                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                  SERIES 2004-1



                       [ALS AURORA LOAN SERVICES INC LOGO]




                            Aurora Loan Services Inc.
                                 Master Servicer


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                              PROSPECTUS SUPPLEMENT
                                 March 25, 2004

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                                 LEHMAN BROTHERS